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                                                                    EXHIBIT 10.8

                              AMENDED AND RESTATED

                              PROCUREMENT AGREEMENT

                                     BETWEEN

                          WILLIAMS COMMUNICATIONS INC.

                                       AND

                               CORVIS CORPORATION

                               DATED JUNE 23, 2000
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                              AMENDED AND RESTATED
                              PROCUREMENT AGREEMENT
                      BETWEEN WILLIAMS COMMUNICATIONS INC.
                             AND CORVIS CORPORATION



THIS AMENDED AND RESTATED PROCUREMENT AGREEMENT ("Agreement"), dated this 23rd day of June, 2000 ("Signature Date"), is made by and between Williams Communications Inc., a Delaware corporation, having its principal place of business at One Williams Center, Tulsa, Oklahoma 74172 (hereinafter referred to as "Customer"), and Corvis Corporation, a Delaware corporation, having its principal place of business at 7015 Albert Einstein Drive, Columbia, MD 21046-9400 (hereinafter referred to as "Corvis").

     A. Customer is a leading telecommunications service provider offering a broad range of telecommunications services requiring ever-increasing bandwidth.

     B.   Corvis is a manufacturer of next-generation optical network equipment.

     C. Customer is currently testing Corvis products pursuant to a Laboratory Trial System Agreement between Corvis and Customer dated February 3, 2000 (the "Laboratory Trial Agreement") and intends to conduct tests pursuant to a Field Trial Agreement between Corvis and Customer executed simultaneously herewith (the "Field Trial Agreement").

     D. Customer desires to purchase, and Corvis desires to supply, Corvis equipment and software for use in Customer's network and/or, subject to the terms of this Agreement, for resale by Customer contingent upon successful completion of the Field Trial (as such term is defined in the Field Trial Agreement).

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:


ARTICLE 1. LABORATORY SYSTEM.

     1.1 Equipment and Software. Corvis has provided to Customer certain Equipment and Software (the "Laboratory System") pursuant to the Laboratory Trial Agreement at no charge.

     1.2 Ownership and Return. Pursuant to the Laboratory Trial Agreement, the Laboratory System will remain the sole and exclusive property of Corvis. When and if Customer purchases $100 million in Products and Services hereunder, title to the Corvis Equipment comprising the Laboratory System will transfer to Customer. Upon successful completion of the Field Trial, Corvis will automatically grant licenses to the software comprising the Laboratory System on the terms and conditions under which Software is licensed pursuant to this Agreement. If for any reason the Field Trial is not successfully completed in accordance with the Field Trial Agreement, the Laboratory System will be returned as provided in the Laboratory Trial Agreement.



ARTICLE 2. FIELD TRIAL

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     2.1  Equipment and Software. Corvis will provide to Customer certain
     Equipment and Software (the "Field Trial System") pursuant to the Field Trial Agreement.

     2.2 Ownership and Return. Pursuant to the Field Trial Agreement, the Field Trial System will remain the sole and exclusive property of Corvis. Following successful completion of the Field Trial pursuant to the terms and conditions of the Field Trial Agreement, Customer will pay Corvis the purchase price for the Field Trial Equipment and license and services fees for the Field Trial Software as set forth in the Field Trial Agreement (the "Field Trial System Purchase Price") within thirty (30) days after the successful completion of the Field Trial and pursuant to an invoice to be submitted by Corvis as provided in the Field Trial Agreement. If the Field Trial (i) is not successfully completed due to failure of the Field Trial System to pass the tests contained in the Field Trial Test Plan within the time specified in the Field Trial Agreement, then Customer or Corvis may terminate this Agreement upon 30 days' written notice to the other, or;
     (ii) is not successfully completed within the time period specified in the Field Trial Agreement due to termination by Customer for cause under
     Section 9 of the Field Trial Agreement, Customer may terminate this Agreement upon 30 days' written notice to Corvisor; (iii) is not successfully completed within the time period specified due to termination of the Field Trial Agreement by Corvis for cause under Section 9 of the Field Trial Agreement, Corvis may terminate this Agreement upon 30 days' written notice to Customer. It is agreed that upon payment by Customer of the Field Trial System Purchase Price, all Equipment and Software comprising the Field Trial System shall be deemed to be items purchased under this Agreement effective as of such payment date and will thereafter be covered by and subject to all the terms and conditions hereof to the same extent as if the Field Trial System had been purchased by Customer under this Agreement.

ARTICLE 3. VOLUME PURCHASE; QUANTITIES AND DELIVERY SCHEDULES.

     3.1 Initial Purchase Commitments. Following notice of successful completion of the Field Trial, Customer will purchase for its own use or for resale to others, subject to the terms and conditions of this Agreement, from Corvis, during the Initial Term, Corvis Equipment, Software and Services in quantities and in configurations priced at U.S.$200 million ("Total Minimum Purchase Commitment"), U.S. $100 million (the "Initial Minimum Purchase Commitment") of which must be purchased within the Initial Minimum Purchase Commitment Period based on the prices and license fees set forth in Attachment 6. Amounts paid by Customer under the Field Trial Agreement shall be deemed purchases that apply to the Initial Minimum Purchase Commitment.

     3.2 (a) Failure to Meet Initial Minimum Purchase Commitment. If, after successful completion of the Field Trial, Customer fails to purchase a total dollar value of Corvis Equipment, and Software and/or Services equal to or exceeding U.S. $100 million within the Initial Minimum Purchase Commitment Period, then Corvis may immediately invoice Customer for an amount equal to twenty percent (20%) of the difference between the purchase price and license fees for such Corvis Equipment, Software and/or Services purchased by Customer during the Initial Minimum Purchase Commitment Period and $100 Million (such difference being the "Initial Minimum Purchase Commitment Shortfall") and Customer will pay such invoice within thirty
     (30) days after receipt of invoice. If Customer submits Purchase Orders for at least the amount of the Initial Minimum Purchase Commitment Shortfall within such 30 day payment period and such Purchase Orders require delivery of Corvis Equipment, Software and/or Services within three (3) calendar months, Customer will receive, for application against such Purchase Orders, a credit for the full amount of the payment made for the Initial Minimum

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     Purchase Commitment Shortfall. If Customer, pursuant to the foregoing sentence, makes payment of the full amount due with respect to the Initial Minimum Purchase Commitment Shortfall, but fails to issue Purchase Orders for the amount of the Initial Minimum Purchase Commitment Shortfall within such 30-day period, Customer will receive a credit equal to eighty percent (80%) of the amount of the Initial Minimum Purchase Commitment Shortfall and such credit may be used to pay for purchases or licenses for Corvis Equipment, Software and/or Services (beyond amounts Customer is otherwise obligated to purchase or license pursuant to Section 3.4) made within six
     (6) calendar months after the end of the Initial Minimum Purchase Commitment Period. Amounts paid by Customer pursuant to invoices for Forecast Shortfalls pursuant to Section 3.4 that have not been used as credits to pay for purchases for Corvis Products and Services shall be deemed purchases which apply to the Initial Minimum Purchase Commitment.

          (b) Failure to Meet Total Minimum Purchase Commitment. If Customer fails to meet the Total Minimum Purchase Commitment (assuming full credit for any amounts with respect to which Customer is invoiced and pays in connection with the Initial Minimum Purchase Commitment Shortfall pursuant to Section 3.2(a) above) within the Total Minimum Purchase Commitment Period, then Corvis may immediately invoice Customer for an amount equal to twenty percent (20%) of the difference between the purchase price and license fees for such Corvis Equipment, Software and/or Services purchased by Customer during the Total Minimum Purchase Commitment Period and $200 million (such difference being the "Total Minimum Purchase Commitment Shortfall") and Customer will pay such invoice within thirty (30) days after receipt of invoice. If Customer submits Purchase Orders for at least the amount of the Total Minimum Purchase Commitment Shortfall within such 30-day payment period and such Purchase Order requires delivery of Corvis Equipment, Software and Services within three (3) calendar months, Customer will receive, for application against such Purchase Orders, a credit for the full amount of the payment made for the Total Minimum Purchase Commitment Shortfall. If Customer pursuant to the foregoing sentence, makes payment of the full amount due with respect to the Total Minimum Purchase Commitment Shortfall, but fails to issue Purchase Orders for at least the amount of the Total Minimum Purchase Commitment Shortfall within such 30-day period, then Customer will receive a credit equal to 80% of the amount of the Total Minimum Purchase Commitment Shortfall and such credit may be used to pay for purchases or licenses of Corvis Equipment, Software and/or Services (beyond amounts Customer is otherwise obligated to purchase or license pursuant to Section 3.4) within three (3) calendar months after the end of the Total Minimum Purchase Commitment Period. Amounts paid by Customer pursuant to invoices for Forecast Shortfalls pursuant to Section
     3.4 that are not subsequently credited against purchases for Corvis Products and Services shall be deemed purchases which apply to the Total Minimum Purchase Commitment (to the extent they have not already been applied toward the Initial Minimum Purchase Commitment).


     3.3  Other Purchases; Forecasts

          (a) Quantity Forecast. By the fifth business day of each calendar month (the month in which the forecast is issued hereafter being "M"), Customer will provide to Corvis a twelve-month rolling forecast (each being a "Rolling Forecast") of deliveries for the twelve-month period commencing at the beginning of the next month. The first calendar month of each Rolling Forecast

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          (hereinafter "M+1") will include the quantity of each Product, by product code, to be delivered during M+1. For the remaining calendar months of each Rolling Forecast (M+2 through M+12), the Rolling Forecast will show the quantity of each Product by product code which Customer anticipates it will need to be delivered during the specified month. The first month of each Rolling Forecast (M+1) will represent a binding commitment to order and Customer will submit a Purchase Order (or multiple Purchase Orders) for such amount with the Rolling Forecast. The forecast issued in M for the second month of each Rolling Forecast (M+2) will be partially binding in that in the next subsequent Rolling Forecast (in which the calendar months designated as M+1 and M+2 in the preceding Rolling Forecast have become M and M+1, respectively), the quantity of each Product by product code to be delivered in M+1 and the corresponding Purchase Order will be not less than 85% of the quantity forecast for each Product in the immediate preceding Rolling Forecast for that same calendar month. Customer will present no more than one Rolling Forecast each month.

          (b) Initial Purchase Forecast; Capacity. Notwithstanding anything to the contrary contained herein, the first Rolling Forecast under this Agreement (the "Initial Rolling Forecast") will be mutually agreed upon by the parties within three (3) weeks of the successful completion of the Field Trial but at a minimum the mutually agreed forecast will consist of amounts that will enable Customer to meet its Initial Minimum Purchase Commitment and will designate the first calendar month to constitute "M". Corvis will accept Purchase Orders for delivery in M+1 of Products designated in a Rolling Forecast for such month, provided that Corvis will not be obligated to deliver more than 115% of the amount specified for that product code for delivery in that calendar month in the immediately preceding Rolling Forecast (in which the month was then M+2). Orders of Products in excess of the said 115% limit will be filled based on availability. In addition to the other terms and conditions of this Agreement, Corvis will not be obligated to accept orders during the Initial Minimum Purchase Commitment Period that would require Corvis to deliver Products for any product code in excess of 150% of the amount forecasted for each month in the Initial Rolling Forecast for such product code.

     3.4 If Customer fails to submit Purchase Orders for any month for at least 85% of the quantity forecasted for each Product for such month when it appeared as M+2 in a Rolling Forecast (with 85% of the M+2 forecast less the quantity ordered for that month being the "Forecast Shortfall"), Customer will pay Corvis cancellation charges equal to 20% of the Forecast Shortfall, provided that Corvis gives Customer written notice of such Forecast Shortfall. Charges by Corvis for shipping, insurance, and taxes will not be taken into account in determining Forecast Shortfalls. Customer will pay the cancellation charge for a Forecast Shortfall within 30 days after receipt of the invoice for such charge. In the event that Customer submits Purchase Orders for all or part of the Forecast Shortfall within 30 days following timely payment of the charge for the Forecast Shortfall, then (i) Corvis will deliver the Products in the time frames set forth in the Purchase Order accepted in accordance with Section 3.5; and (ii) the amount timely paid for the Forecast Shortfall shall be credited against amounts due under such Purchase Orders. If Customer pays the invoice for a Forecast Shortfall pursuant to this Section but fails to issue Purchase Orders for all or part of the Forecast Shortfall within thirty (30) days of timely payment of the related Forecast Shortfall charge, Customer will receive a credit for 80% of the amounts paid with respect to the Forecast Shortfall and not otherwise used by Customer as a credit for purchase reflected in a Purchase Order issued

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     within thirty (30) days of such charge and such credit may be used by
     Customer to pay for purchases or licenses of Corvis Equipment and/or Software (beyond amounts Customer is otherwise obligated to purchase or license for M+1 and M+2 at the time the Forecast Shortfall arose) made within six (6) calendar months after the month with respect to which the Forecast Shortfall arose.

     3.5 During the Term of this Agreement, Customer will issue Purchase Orders specifying the Products and Services ordered, the quantities necessary, the delivery site or sites (hereinafter the "Specified Site[s]") for the Products and Services and its proposed delivery schedule. For Product quantities shown in the Rolling Forecast for month M+1, Corvis will provide Products and Services on delivery dates specified in a Purchase Order issued in accordance with this Agreement. Corvis will use commercially reasonable efforts to meet delivery requests by Customer that are not forecasted.

     3.6 If Corvis does not deliver a Product within sixty (60) days after the delivery date for such Product as specified in a Purchase Order issued and accepted in accordance with Section 3.9 of this Agreement, Customer may cancel that portion of the Purchase Order that relates to any such Product not delivered within 60 days after the delivery date in the Purchase Order and have the price and/or license fee applicable to such undelivered portion of such Purchase Order count toward the Initial Minimum Purchase Commitment or the Total Minimum Purchase Commitment, as appropriate. In addition, for Purchase Orders issued for calendar months occurring after the three calendar month period immediately following the calendar month in which the Initial Rolling Forecast was mutually agreed upon, if Corvis does not deliver a Product within sixty (60) days after the delivery date for such Product as set forth in a Purchase Order issued in accordance with this Agreement, Customer shall receive a Product purchase credit equal to 1% of the price and/or license fee for any such undelivered Product, for each additional 30-day period beyond the initial sixty (60)-day delay that Corvis continues to not meet its delivery obligations with respect to such Product. For Purchase Orders issued for calendar months occurring after the six calendar month period immediately following the calendar month in which the Initial Rolling Forecast was mutually agreed upon, if Corvis does not deliver any Product within sixty (60) days after the delivery date for such Product, as specified in a Purchase Order issued and accepted in accordance with Section 3.9 of this Agreement, the Product purchase credit for late delivery shall be increased to 2% of the price of the undelivered Product for each additional thirty (30)-day period beyond the initial sixty
     (60)-day delay that Corvis continues to not meet its delivery obligations with respect to such Product. In no event will product credits earned with respect to any specific Product that is delivered late exceed twelve percent (12%) of the price and/or license fees for such Products. Credits accrued pursuant to this Section 3.6 will automatically expire if not used within six (6) calendar months after the date of accrual. Product credits shall no longer accrue with respect to Purchase Orders that have been cancelled by Customer under this Section 3.6. This Section 3.6 will not apply to any failure to meet Corvis delivery obligations due to fault of Customer or due to events of Force Majeure, as provided in Article 10.

     3.7 Corvis agrees to follow Customer's delivery instructions delivered from time to time, including required carrier choices and Customer agrees to pay freight and insurance charges. Customer will bear risk of loss or damage to the Products upon Corvis' delivery of such Product to Customer's designated delivery destination. The preceding provisions of this clause are valid for deliveries in the United States, its possessions and territories only. All deliveries outside the aforementioned areas will be mutually agreed upon on a case by case basis.

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     3.8  Customer will have the right to specify a new destination site at least ten (10) business days prior to Corvis' scheduled shipment date for Products, without cost or expense to Customer, by timely transmitting Notice to Corvis of the new Specified Site(s).

     3.9 Corvis will confirm receipt of Customer Purchase Orders within one (1) business day of receipt. Corvis will execute and deliver to Customer an order acceptance/acknowledgment within seven (7) days after Corvis' receipt of each Purchase Order provided Corvis shall be obligated to accept all Purchase Orders issued under this Agreement subject to the 115% limit in this Section 3.9 and the 150% limit in Section 3.3(b). If the monthly order total is in excess of 115% of the amount forecasted for the month in the immediately preceding Rolling Forecast (in which the relevant month was then M+2), Corvis will indicate to what extent it will commit to delivery of the excess amount. To the extent Corvis is able to deliver any of the excess amount, Customer will assist Corvis in allocating that portion of the excess amount among Customer's Purchase Orders or designated delivery locations. Without Customer's permission, Corvis shall not deliver Products in response to a Purchase Order unless Corvis is able to fill the Purchase Order substantially in full.

     3.10 Customer will purchase installation spares, parts and components of the Equipment ("Spares Kits" or "Kits") reasonably designated by Corvis and agreed upon by Corvis and Customer from time to time as the quantity necessary to enable Corvis to provide the warranty and support services required by this Agreement. The quantity and locations of the Kits may change with installation requirements and changes in the topology of Customer's network. All Spares Kits will be warehoused at Customer's designated facilities.

     3.11 Corvis warrants that by [*], the Corvis Optical Amplifier will be capable of, or [*] with [*] to, a [*] of [*] (e.g., [*] channels). Corvis also warrants that the Corvis ONG will be [*] to [*] (e.g., [*] channels) on or before [*]. The parties agree that the applicable system specifications related to such Optical Amplifier and ONG [*] shall be added to Attachment 28 at the time such [*] are made available to Customer in accordance with this paragraph and thereafter shall become part of the Technical Requirements.

     3.12 Corvis confirms that the [*] operates in conjunction with short spans (less than [*] kilometers) of [*] fiber. In addition, Corvis agrees that it will modify the [*] so that within [*] after the Effective Date it will operate in conjunction with [*] fiber over distances in excess of [*] kilometers and that the applicable system specification related to such modified [*] shall be added to Attachment 28 at that time and thereafter shall become part of the Technical Requirements.

     3.13 Corvis warrants that the "Priority 1" Product enhancements identified and defined in the Field Trial Test Plan will be incorporated into the Products purchased by Customer under this Agreement and the specifications for such "Priority 1" Product enhancements shall be added to and become a part of the Technical Requirements prior to completion of the Field Trial.

     3.14 Corvis warrants that the "Priority 2" Product enhancements identified and defined in the Field Trial Test Plan will be incorporated into the Products purchased by Customer under this Agreement upon a mutually agreed to schedule between the parties. Upon agreement, the specifications for such "Priority 2" Product enhancements shall be added to and become a part of the Technical Requirements.

ARTICLE 4. CUSTOMER TESTING; PRODUCT DISCONTINUATION.

     4.1 Customer may perform any inspection or testing that Customer wishes to perform upon receipt of Corvis' Products. Customer's inspection or failure to inspect any Product will not relieve or excuse Corvis from the performance of any of its obligations, or constitute a wavier of any rights or remedies Customer may have, under this Agreement, including Corvis warranty obligations in respect to any Products or Services.

     4.2 Corvis will notify Customer promptly upon learning of any defects in any of the Products.

     4.3 (a) Corvis will support all Licensed Software and Equipment for the period specified in Attachment 5.3 ("Supported Period"), subject to the support limitations for Licensed Software contained in Attachment 12.1.

          (b) Subject to Corvis' obligations under Sections 4.3(a) and 16.3, if Corvis

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          discontinues manufacture and/or support of any of the Equipment,
          Corvis will at Customer's request, to the extent of Corvis' legal right to do so, without obligation or charge to Customer deliver to Customer all of the technical information owned and possessed by Corvis relating to the manufacture, maintenance, operation and/or support of the Equipment, in the form then being used by Corvis' in its day-to-day operations of manufacture or its support and maintenance operations, or arrange for the continuing provision of replacement and repair spare parts for the Equipment to Customer's reasonable satisfaction. Customer may use such technical information only to manufacture, have manufactured, obtain such spare parts from other sources in connection with the Equipment and Software obtained from Corvis and owned and operated or licensed by Customer. Title to Corvis' technical information and intellectual property rights will remain with Corvis.

ARTICLE 5. PURCHASING INCENTIVES.

     During the Term, Corvis will provide Customer with the purchasing incentives described in Attachment 5 at no additional charge beyond the fees otherwise set forth in this Agreement.

ARTICLE 6. PRICING, INVOICING, PAYMENT AND OTHER FINANCIAL TERMS.

     6.1 Prices for Products are set forth in Attachment 6. Customer will pay the right to use fee (the "Right to Use Fee") for the Equipment and/or Software and intellectual property associated with the relevant equipment all as specified in Attachment 6.

     6.2 The prices in this Agreement do not include any federal, state or local sales, use, excise or similar taxes, however designated, which may be levied or assessed on the Products or Services provided hereunder, and any personal property taxes levied or assessed on Products which have been delivered but as to which title has not passed to Customer. In no event shall Customer be liable for any personal property taxes levied or assessed on the Products unless Customer has exclusive use of such Products. With respect to such taxes, Customer will either furnish Corvis with an appropriate exemption certificate applicable thereto, or pay to Corvis, such amounts as Corvis may by law be required to collect or pay. Customer shall not be responsible for any franchise taxes payable by Corvis or any taxes based upon the net income of Corvis.

     6.3  Payment terms are set forth as follows:

          (a) Customer will remit payment to Corvis for invoiced amounts within thirty (30) days after Customer's receipt of the invoice, which will be issued upon shipment of the Product or completion of Services, as applicable. Charges for Services and Equipment/Software will be invoiced and paid separately by Customer.

          (b) Customer will not be required to pay for Products or Services which are rightfully disputed, except for any Products that Customer has used in its commercial operations.

          (c) Billing Disputes. Notwithstanding the foregoing, amounts reasonably and in good faith disputed by Customer (along with late fees attributable to such amounts) will not be due and payable, provided Customer: (i) pays all undisputed

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          charges on or before the due date, (ii) presents a written statement of any billing discrepancies to Corvis in reasonable detail together with appropriate supporting documentation on or before the due date of the invoice in question, and (iii) negotiates in good faith with Corvis for the purpose of resolving such dispute within a sixty (60) day period. In the event such dispute is mutually agreed upon and resolved in favor of Corvis, Customer agrees to pay Corvis the disputed amounts together with any applicable late fees within ten
          (10) days of the resolution. To the extent any portion of the disputed amount is by mutual agreement resolved in favor of Customer, Customer will receive a credit for such portion of the disputed charges and the applicable late fees.

     6.4 In the event Corvis fails to receive payment from Customer when due hereunder, Customer will have fifteen (15) calendar days to cure such non-payment after its notice of non-payment from Corvis. Payments provided for in this Agreement, when not paid within forty-five (45) days of receipt of invoice, will bear interest at a rate per month equal to 1.25% for the time period from and including the due date until payment is received by Corvis.

     6.5 Itemized invoices shall be mailed in duplicate with shipping papers to:

          Williams Communications, Inc.
          Attn:  Accounts Payable
          P.O. Box 22067
          Tulsa, OK 74121

     Transportation charges shall be listed separately on the invoice and such charges shall be substantiated with a copy of the freight bill. FOB point, and discount terms, if applicable, must be shown on all invoices.

ARTICLE 7. TERM.

     7.1 The parties agree that this Agreement shall not become effective until this Agreement has been approved by the Board of Directors of Customer's parent company, Williams Communications Group, Inc. (the "Board of Directors"). The "Effective Date" shall be the date on which Customer receives approval from the Board of Directors ("Board Approval"). In the event Customer does not receive written notice of Board Approval within three weeks from the Signature Date of this Agreement, this Agreement shall be deemed null and void and of no force and effect.

     Subject to the terms and conditions of this Agreement, the initial term of this Agreement will commence on the Effective Date of this Agreement and terminate at the end of the 24 month period commencing with the first calendar month following the month in which the Initial Rolling Forecast is mutually agreed upon ("Initial Term"). This Agreement will be automatically renewed for successive one-year terms unless either party gives notice of non-renewal at least ninety (90) days before the expiration of the Initial Term or any renewal term. The Initial Term in combination with any extensions is also referred to in this Agreement as the "Term". If Customer has available unused credits under Sections 3.2 or 3.4 at the end of the Initial Term and Corvis has given notice to terminate, then Customer shall have the right to extend the Initial Term of three (3) months.

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ARTICLE 8.  DOCUMENTATION AND REPORTS.

     8.1 Corvis will provide to Customer all Documentation necessary to operate and maintain the Products provided hereunder. Corvis will (a) update the Documentation as such updates are made generally available, and (b) revise data incorporating any changes to the Products which affect form, fit, function or features, in each case at no additional charge to Customer. Such Documentation may be reproduced by Customer for its internal use, provided that any copyright notice of such Documentation is copied as well. Soft copies of such Documentation will be available upon Customer's request. Such Documentation will be used solely for Customer's internal use only on a need-to-know and need- to-use basis. Corvis will provide Customer with other reports as reasonably requested by Customer, including a weekly shipping report, the form of which will be mutually agreed upon between the parties. Such shipping report will include information regarding Purchase Orders placed by Customer, date of placement of Purchase Order and Corvis' ship date of Products.

ARTICLE 9.  DELIVERY AND INSTALLATION.

     9.1 Corvis will mark each shipment to Customer with Customer's name, the Purchase Order number, and the identity and quantity of Product and customer's AFE number as noted on the Purchase Order. Final destination, interim staging area or any special shipping instructions and any applicable charge will be specified on each Purchase Order. All Products shall be suitably packed, marked and shipped in accordance with the requirements of the relevant common carrier in a manner designed to adequately protect the products in shipment and to procure the lowest transportation costs unless otherwise specified by Customer. Packing slips shall be placed in each shipment. Packing charges are included in the prices set forth in Attachment 6.

     9.2 If requested by Customer, Corvis will perform installation services for the Products at Corvis' then standard rates for such services.

     9.3 The provisions of Attachment 9.3 will apply to engineering, installation, turn-up and testing services provided by Corvis pursuant to this Agreement.

ARTICLE 10. FORCE MAJEURE

          10.1 Except as otherwise provided herein, neither Corvis nor Customer will be liable to the other for any delay in performing in accordance with this Agreement, other than the payment of amounts due for Products delivered by Corvis, if such delay arises out of an Act of God including fire, flood, earthquake, explosion, casualty, or accident, or out of war, riot, civil commotion, or the requirement of any governmental agency or instrumentality.

          10.2 The party asserting that an event of force majeure has occurred will send the other party prompt notice thereof setting forth a description of the event of force majeure, an estimate of its effect upon the party's ability to perform its obligations under this Agreement and the duration or expected duration thereof.

          10.3 The party whose performance is prevented or delayed by the event of force majeure will be excused, on a day-to-day basis, from the performance of its obligations under this Agreement to the extent prevented or delayed by such event (and the party whose performance is not prevented or delayed by the event of force majeure will be excused, on a day-to-day basis, from the performance of its obligations under this Agreement to the extent such obligations relate to the other party's prevented or delayed performance); provided, however, that the party asserting the occurrence of a force majeure event will use diligent efforts to avoid or remove such force majeure event.

     10.4 If an event of force majeure occurs, either party shall have the option to (a) suspend this Agreement for the duration of the event of force majeure, or (b) extend the duration of this Agreement by the length of the event of force majeure. In addition, if an event of force majeure endures for a period of 90 days where Corvis is the party whose performance is prevented or delayed by an event of force majeure, Customer shall have the right to terminate this Agreement upon thirty days' written notice to Corvis. Corvis shall have no right to terminate this Agreement in the event either its or Customer's performance hereunder is delayed or prevented by an event of force majeure regardless of how long the event of force majeure exists.

ARTICLE 11. TRAINING.

     11.1 Corvis will provide training as per Attachment 5. In addition, Corvis will provide, upon Customer's request and at the time or times required by Customer during the Term of this Agreement, training classes and training materials for Customer personnel. The training programs necessary for full installation, operation and maintenance of the Corvis Products are summarized in Attachment 11.1, which will be subject to change by Corvis from time to time to reflect updates to the training methodology and courses. Such training will be kept current to encompass the latest Licensed Software and Equipment, or any other Software revision level and/or Equipment revision level directed by Customer. Subject to the foregoing, course content and material will be designed and agreed to by mutual consent. Customer will have the right to copy Corvis' training materials for its internal use provided that any copyright notice included in such material is copied as well. Courses will be limited to a maximum of ten (10) attendees in each course session. Training programs, other than the training provided as part of the Purchasing Incentives described in Attachment 5, will be charged at a rate of U.S.$350 per person-day of training. In all cases, Customer is obligated to pay for all travel and lodging of Customer personnel. All training will be conducted at Corvis' Columbia, Maryland location, or such other locations as may be mutually agreed upon by the parties. If Customer requires training to be conducted outside of Columbia, Maryland, Customer will pay the travel, lodging, facilities and other related costs associated with such location choice.

     11.2 Corvis will certify attendees upon successful completion of the course. Such course content and materials may be tailored or customized by Customer for its internal use only.

ARTICLE 12. SOFTWARE LICENSE.

     12.1 Subject to payment of any and all applicable license fees set out in Attachment 6, Corvis grants to Customer a perpetual (subject to termination pursuant to the terms of Section 23 of this Agreement), personal, nontransferable (except as provided in this Agreement), and nonexclusive license (or, with respect to the Third Party Software, a sublicense) to use the Software and its related Documentation provided pursuant to the terms of this Agreement. Use of the Software is restricted to the specified number of Network Elements or the designated equipment, as applicable ("Designated

     Equipment") set forth on Customer's Purchase Order(s). If an item of Designated Equipment becomes inoperative, Customer will have the right to use the Software on comparable backup equipment until such Designated Equipment is restored to operable status. No Software license fee will be payable to Corvis with respect to spares until such time as they are put into service. The license grants Customer no right to and Customer will not sublicense such Software (except to the extent otherwise provided herein), or modify, decompile, or disassemble Software furnished as object code to generate corresponding Source Code. Customer and its customers will be entitled to modify only the user-controlled features of the Software as provided for in the related Documentation. With respect to any Third Party Software, in addition to the terms and conditions herein, Customer will abide by the applicable terms and conditions for such Third Party Software. Attachment 12.1 lists the Third Party Software licenses that are applicable as of the Effective Date.

     12.2 The CEM Software provided for use on Sun Workstations may only be used on such workstation if such Software is the only software running on such workstation and access to such workstation is password protected.

     12.3 All Software (whether or not part of firmware) and its related Documentation furnished by Corvis, and all copies thereof made by Customer, including translations, compilations, and partial copies, are and will remain the exclusive property of Corvis and its licensors. Customer will hold such Software and related Documentation in strict confidence, and will not, without Corvis' prior written consent, disclose, provide, provide access to, or otherwise make available, in whole or in part, any Software or related Documentation including any description of the Corvis Management Information Base ("MIB") sections of the Software to anyone, except to its employees, and those agents and subcontractors that are not Corvis Competitors having a need-to-know for purposes of operating or maintaining the related Product, and except to its customers to the extent necessary to permit them to utilize customer-controlled features in accordance with the applicable Documentation. Such availability will be limited to only those portions of the Software and its related Documentation for which there is a need-to-know for purposes of operating or maintaining the related Product. Other than Customer employees subject to an enforceable corporate policy requiring confidential treatment of confidential information, all persons to whom the Software and related Documentation is made available will have agreed in writing to obligations of confidentiality at least as protective as those set forth herein. Customer will maintain an accurate and complete list of all persons having access to the Software and will maintain a log of persons accessing the Software. Customer will provide Corvis with prompt written notice of any unauthorized use of the Software and its related Documentation and fully cooperate with Corvis in enforcing Corvis' proprietary rights in the Software and its related Documentation.

     Customer will not, and will not permit any other person to copy, duplicate, modify, alter, enhance, revise, summarize, or prepare derivative works from any portion of the MIB sections of the Software. Customer will not copy Software embodied in firmware. With respect to Software and Related Documentation not described in the preceding two sentences. Customer will not make any copies of any Software or related Documentation except as necessary for maintaining archival copies in accordance with Customer's customary practices. Such archival copies will be stored in a locked and secured container. Customer will reproduce and include any Corvis copyright and proprietary notice on all such necessary copies of the Software and its related Documentation. Customer will take appropriate action, by instruction, agreement, or otherwise, with the persons permitted access to the Software and related Documentation to enable Customer to satisfy its obligations under this Agreement. When the Software and related Documentation are no longer needed by Customer, or if Customer's license is canceled or terminated, Customer will return all copies of such Software and related Documentation to Corvis or follow written disposition instructions provided by Corvis at that time, if any.

     Customer shall have the right to keep a copy of the Licensed Software on a backup system and use such copy in the event of an emergency situation without paying any additional license or Right-to-Use fees. Customer agrees not to use such copy on the backup system unless an emergency situation prevents the original licensed Software from being used by Customer.

     12.4 Customer may transfer its right-to-use Software furnished under this Agreement without the payment of an additional right-to-use fee by third party transferee, except for additional fees which would have been applicable to Customer with respect to usage sensitive factors (e.g., feature pricing based on activation level)provided such transfer may only be made to another end user for their own internal use, but not to any Corvis Competitor and only under the following conditions:

          (a) Such Software will be used only within the United States and such other countries for which such Software may be licensed from time to time under the terms of this Agreement.

          (b) The right to use such Software may be transferred only together with the Designated Equipment with which Customer has a right to use such Software, as long as such transfer of the Designated Equipment is permitted pursuant to Section 15.3, and such right to use the Software will continue to be limited to use with such Designated Equipment;

          (c) Before any such Software will be transferred, Customer will notify Corvis in writing of such intended transfer and the transferee will have agreed in writing (a copy of which will be provided to Corvis before such transfer) to the terms of this Agreement and any amendments thereto.

     12.5 Subject to Section 12.2, upon written notice to Corvis, Customer may physically transfer Software for which Customer has the right to use, from one Customer-owned workstation computer and relocate them to another Customer-owned workstation computer, provided that (a) the Product from which the Software has been transferred will cease to be Designated Equipment for such transferred Software and the workstation to which the Software has been transferred will thereafter be deemed to be the Designated Equipment, and (b) the Software delivered by Corvis pursuant to a Purchase Order will not be resident at any time on more than the total number of items of Designated Equipment for such Software set forth on the applicable Purchase Order. Customer will not be required to pay additional right-to-use fees as a result of such relocation.

     12.6 Corvis and Customer will enter into an escrow agreement, in the form set forth in Attachment 12.6 ("Escrow Agreement"). The escrow agent for the Escrow Agreement will be Fort Knox Escrow Services, Inc. or another escrow agent acceptable to both parties. Corvis will bear the cost of providing Corvis' Source Code to the

     Escrow Agent. Customer will pay the Escrow Agent's charges, including any costs associated with testing the Source Code in Escrow or with release of such Source Code. Upon execution of the Escrow Agreement by both parties, Corvis will place in escrow the source code version of the Software (excluding Third Party Software). Thereafter, Corvis will supplement the materials in escrow to include upgrades and new releases of the Software (excluding Third Party Software) then in use by Customer. The Escrow Agreement will provide for the release of the materials in escrow, subject to the terms and conditions of the Escrow Agreement.

ARTICLE 13. SOFTWARE CHANGES.

     13.1 Corvis will furnish to Customer preliminary planning information and Documentation for new releases of the Software. Such information will be provided at no charge to Customer. New generally available releases of the Software may be licensed by Customer at Corvis' then-current standard license fees, except to the extent such releases are included in the Maintenance and Support Services then in effect pursuant to the terms of this Agreement.

     13.2 Software licensed to Customer under this Agreement may contain supplemental optional features or enhancements that are separately priced. Customer agrees not to activate such optional feature or enhancements without written authorization from Corvis and Customer's payment of the appropriate license fees. If, in spite of Customer's best efforts to comply with this restriction, such features are activated, Customer agrees to so notify Corvis promptly and to pay Corvis the license fees for the activated features as well as the reasonable cost of money not exceeding the prime rate of interest for the period in which such features were activated. Corvis, through its own employees will have the right to audit Customer's usage of Corvis Equipment and Software during normal business hours and upon reasonable notice to the extent reasonably necessary to assure compliance with the terms of this Agreement.

ARTICLE 14. PRODUCT CHANGES.

     14.1 Prior to shipment, Corvis may at any time make changes in Products or modify the drawings and specifications relating thereto or substitute Products of later design, provided the changes, modifications or substitutions under normal and proper use do not impact upon form, fit, function or features of the ordered Equipment or materially adversely affect the use, function, or performance of the ordered Software, as provided in the Technical Requirements. Unless otherwise agreed, no Software substitution will result in any additional charges to Customer with respect to licenses for which Corvis has quoted fees to Customer. With respect to changes, modifications, and substitutions which affect the form, fit, function, features, use or performance of an ordered Product, Corvis will notify Customer in writing 90 days prior to their effective dates. In the event any such change is not desired by Customer, Customer will notify Corvis within 30 days from the date of notice and Corvis will not furnish any such changed Products to Customer on any orders in process at the time Corvis is so notified and, with respect to the Products listed in Attachment 6 at the Effective Date, issued by Customer under this Agreement. In no event will Corvis change the form, fit, function, features, use or performance of any Product if such change causes the Product not to conform to the Technical Requirements, except to the extent such change conforms to changes in network telecommunications standards generally accepted in the industry and are acceptable to Customer.

     Corvis may discontinue any Product or Software version if Corvis gives Customer at least one year's notice thereof; provided, however, that Corvis agrees to not discontinue the Products listed in Attachment 6 until the earlier of (i) the date Customer meets the Minimum Purchase Commitment, or
     (ii) the expiration of the 24-month period commencing upon the successful completion of the Field Trial. In the event of such discontinuation, Corvis will provide Customer with a suggested product replacement at the same time for the remainder of the Term of this Agreement. Customer will have the right to substitute the replacement product for the Product under this Agreement, at a price to be negotiated by the parties. If Customer elects not to use the suggested replacement product, Corvis will offer Customer a one-year period beginning the day of the notice of discontinuance within which Customer can place orders for the discontinued Product. Customer may give a last order ("One Time Buy Order") immediately prior to the end of the one year period. The One Time Buy Order is non- cancelable, non-re-schedulable and non-returnable; except as otherwise provided in this Agreement. Products ordered with the One Time Buy Order will be delivered to Customer as requested by Customer but no later than one year after the notice of discontinuance.

     14.2 Class Changes.

          (a) After Corvis Equipment has been shipped to Customer, if Corvis issues a Class A Change or Class B Change, or where modification to correct an error in Documentation is to be introduced, Corvis will promptly notify Customer of such change ("Change Notification"). Corvis will promptly provide, or cause the respective manufacturer to provide, to Customer any changes comparable to Class A and Class B Changes to the extent they are made available by manufacturers with respect to Vendor Items sold to Customer by Corvis.

          (b) Corvis will, at its expense, furnish the parts and documentation necessary for Customer to implement such Class A Change if it is issued within the Supported Period for the applicable Product.

          (c) In any of the instances above, if Corvis determines that the Equipment or part thereof subject to such change is readily returnable (e.g. plug-in items), Customer, at its expense, will remove and will return such Equipment or part to Corvis' facility and Corvis, at its expense, will implement such change at its facility and return such changed Equipment or part to Customer's designated location. Reinstallation will be performed by Customer at its expense.

          (d) Corvis' undertaking under this Section 14 with respect to Vendor Items is limited to the extent changes comparable to Class A Changes are provided by the respective manufacturers of Vendor Items.

          (e) If Customer does not make or permit Corvis to make a Class A Change Notification within one (1) year after the date of the related Change Notification, or a Class B Change within two (2) years after the date of the related Change Notification, subsequent changes, repairs, or replacements affected by the failure to make such change may, at Corvis' option, be billed to Customer whether or not such subsequent change, repair, or replacement is covered under warranty.

          (f) If Corvis or any applicable manufacturer of a Vendor Item issues a Class

          B Change (or comparable change in the case of such manufacturer) after Equipment has been shipped to Customer, Corvis will promptly notify Customer of such change if it is being generally offered to Corvis' customers. When a Class B Change is requested by Customer, billing will be at Corvis' applicable prices or the respective manufacturer's then current prices to Corvis, as the case may be. Notwithstanding the above, there will be no charge for any Class B Change (or, in the case of a Vendor Item, a comparable change) if such change is included in the Maintenance or Support Services then in effect pursuant to the terms of this Agreement.

     14.3 Corvis reserves the right to discontinue any product that is a Product under this Agreement if Customer has not ordered any of that Product for two consecutive years. Corvis will provide a minimum of 90 days' prior notice for Products being discontinued.

ARTICLE 15. PROPRIETARY INFORMATION.

     15.1 As used herein, "Proprietary Information" means and includes (i) trade secrets and other proprietary or confidential information, including but not limited to products, planned products, services or planned services, the identity of or information concerning customers or prospective customers, data, financial information, computer software, processes, methods, knowledge, inventions, ideas, marketing promotions, discoveries, current or planned activities, research development or other information relating to a party's business activities or operations and those of its customers or subcontractors, whether disclosed verbally or in written form, but which, if disclosed in written form, is marked "confidential" or "proprietary", (ii) the pricing and other terms and conditions of this Agreement, and (iii) Corvis Equipment and Software, and all non-public information related thereto, whether or not marked "confidential" or "proprietary". The Proprietary Information shall be deemed the property of the Disclosing Party (as defined below).

   15.2 (a) This Agreement creates a confidential relationship between Customer and Corvis and, in the course of negotiating or performing this Agreement, including providing Products pursuant to this Agreement, a party may disclose ("Disclosing Party") Proprietary Information to the other party ("Receiving Party"). The Receiving Party will keep Proprietary Information confidential and, except as directed or authorized in writing, will use Proprietary Information only in conjunction with the provision, use, maintenance or operation of the Products and Services covered by this Agreement and will not disclose to any person or entity, directly or indirectly, in whole or in part, any Proprietary Information, or information derived from Proprietary Information. Not withstanding the foregoing, the Proprietary Information may be disclosed to the officers, directors, employees and affiliates of the Receiving Party with a need to know and solely for the purpose of the performance of duties hereunder. Upon termination of the agreement, the Receiving Party will, at Disclosing Party's option, return to the Disclosing Party, or destroy and certify to the Disclosing Party such destruction of all documents, papers and other materials in its control that contain or relate to Proprietary Information. To the extent practicable all Proprietary Information disclosed to the Receiving Party will be promptly identified as such by the Disclosing Party in writing.

        (b) The Receiving Party will protect the Proprietary Information from unauthorized use or disclosure by exercising the same degree of care that it uses with respect to information of its own of a similar nature, but in no event less than reasonable care.

     15.3 Customer acknowledges and agrees that the Products constitute and embody the valuable trade secrets and intellectual property of Corvis developed at great expense to Corvis. Except as otherwise permitted under the terms of Sections 12.4 and 26.1 and Article 24, Customer may not sell, assign or otherwise transfer any of the Products to a third party other than a telecommunications carrier for its own internal use in providing telecommunication services, without the prior written consent of Corvis, which consent will not be unreasonably withheld. Customer agrees that it would be reasonable for Corvis to withhold its consent to any such sale, assignment or transfer of any Product to a Corvis competitor.

     15.4 Notwithstanding anything to the contrary contained herein, "Proprietary Information" will not include any information Receiving Party can demonstrate : (a) is generally known to the public on the date of disclosure of same or becomes generally known to the public after such date through no breach of this Agreement or any other obligation of confidentiality; (b) was known by the Receiving Party at the time of disclosure without any obligation to hold it in confidence; (c) is received by the Receiving Party after the date of disclosure from a third party without breach of any obligation of confidentiality and without any obligation of confidentiality binding upon the Receiving Party; (d) is independently developed by the Receiving Party after the date of disclosure without use of, or reference to, the Proprietary Information of the Disclosing Party; (e) is approved for release by written authorization of the Disclosing Party, but only to the extent of, and subject to, such conditions as may be imposed in such written authorization; (f) is required by law, rule or regulation, including requirements of the applicable securities exchanges, to be disclosed, but only to the extent and for the purposes of such required disclosure and subject to Section 15.5; or (g) is disclosed in response to a valid order of a court or other governmental body, but only to the extent of and for the purposes of such order and subject to Section 15.5.

     15.5 If a Receiving Party is or may be required under 15.4(f) or (g), by law or court order to disclose any Proprietary Information of a Disclosing Party, such Receiving Party: (a) will provide to such Disclosing Party immediate notice of such possible disclosure; and (b) will permit such Disclosing Party, at Disclosing Party's expense, to take all reasonable actions to eliminate such requirement of such disclosure, to limit the scope of same and to obtain protective orders to protect the confidentiality of such Proprietary Information, including, without limitation, filing motions and otherwise making appearances before the court.

     15.6 The provisions of this Article 15 will survive any termination or expiration of this Agreement indefinitely with regard to information designated as a trade secret by the Disclosing Party and for a period of two (2) years with regard to all other Proprietary Information.

ARTICLE 16.  WARRANTIES, AND WARRANTY EXCLUSIONS AND LIMITATIONS.

     16.1 Corvis warrants that (i) for the applicable warranty period set forth in Attachment 16.1 ("Warranty Period"), the Corvis Equipment and Software (as applicable) purchased under this Agreement will be of new manufacture, will be free from defects in material and workmanship, and will conform in all material respects to the Technical Requirements and to the relevant information contained in Corvis' then current published specifications and related Documentation, (ii) upon delivery, the Equipment and Software will be free from all liens and encumbrances, and (iii) Corvis' Services will be performed in a workmanlike manner and with the skill and care exercised by others performing similar services. Corvis does warrant, during the warranty period, that Corvis Equipment and Software are compatible and will perform in conjunction with any Third Party Software or Vendor Item supplied under or in connection with this Agreement provided that the Third Party Software and/or Vendor Item performs in accordance with the manufacturer's specifications. If Corvis Software fails, or appears to fail, to comply with the standard expressed in the preceding sentence, then Corvis will act in a commercially expeditious manner in cooperation with the Third Party Software licensor to determine the source of the problem and to develop and implement a solution. Corvis makes no warranties regarding any Third Party Software or any Equipment furnished by Corvis but neither manufactured by Corvis nor purchased by Corvis pursuant to its procurement specifications (e.g., items such as personal computers and products offered as accessories to the Corvis Products) (collectively, "Vendor Items"). Corvis' sole obligation with respect to such Vendor Items will be to assign to Customer any warranty provided to Corvis with respect to such Vendor Items to the extent such warranty is assignable, and if any such warranty is not assignable, then upon the request of Customer to take commercially reasonable steps to enforce the warranty for Customer's benefit.

     16.2 With respect to Products repaired or replaced during the applicable Warranty Period, Corvis warrants, for a period equal to the greater of (i) the remaining unexpired portion of such Warranty Period, or (ii) six calendar months from the date the repair is effected, in the case of Products repaired at the installation site, and from the date a replacement is shipped to Customer, in the case of defective Products that are replaced, that such Products will satisfy and perform in accordance with the warranty set forth in clause (i) in Section 16.1, throughout such time period.

     16.3 Corvis will continue to make available for purchase by Customer repair parts for Corvis' Products furnished pursuant to this Agreement so long as Corvis is manufacturing or stocking such equipment or repair parts, but in no event less than the Supported Period for the Product.

     16.4 Corvis may use either new or remanufactured, reconditioned or refurbished Equipment or parts if in like-new condition, or functionally equivalent Equipment or parts (at equivalent or comparable prices) in the furnishing of repairs or replacements under this Agreement. Corvis will have appropriate safeguards and systems in place to assure that parts previously determined to be defective are not reused unless they have been proven to be in compliance with applicable specifications. Subject to the provisions of this Article 16 and Article 18, Corvis warrants, except as stated in the Technical Requirements, or as otherwise mutually agreed by the parties, that it shall use commercially reasonable efforts to cause any Corvis Software on the date provided to Customer by Corvis: (a) to contain no hidden files; (b) to not replicate, transmit, or activate itself without control of a person operating computing equipment on which it resides; (c) to contain no harmful programs or data incorporated into Software with criminal, malicious or mischievous intent that materially disrupts the proper operation of a computer hardware system or associated software; (d) contain no encrypted imbedded key unknown to Customer, node lock, timeout or other function, whether implemented by electronic, mechanical or other means, which restricts or may restrict use of, or access to, any programs or data developed under this Agreement, based on residency on a specific hardware configuration, frequency or duration of use, or other limiting criteria. Corvis covenants that, in the event any item listed in (a), (b) or (c) above is found in the Software provided by Corvis to Customer pursuant to this Agreement, and if it was introduced into such Software by Corvis under this Agreement as a result of Corvis failing to take such commercially reasonable actions or precautions, Corvis shall remove such items at its expense and assist Customer is mitigating the effects of such items.

     16.5 Corvis warrants that it has good marketable title to the Equipment, that it has the full power and authority to grant the license (or sublicense, as applicable) granted Customer under or in connection with this Agreement with respect to the Licensed Software and that the license to, and use by, Customer of the Licensed Software or Equipment, as permitted under this Agreement, will not (or in the case of Third Party Software, to Corvis' knowledge, will not) constitute an infringement or other violation of any U.S. copyright, U.S. patent, trade secret, U.S. trademark, non-disclosure, or any other U.S. intellectual property right of any third party.

     16.6 Corvis warrants that each Product, other than third party products (which are identified as such in the applicable schedules to this Agreement), when run with accurate date data and in accordance with its Documentation will recognize the year 2000 as a leap year and will not produce material errors processing date data in connection with the year change from 1999 to 2000, as long as, and only to the extent that, all other information technology used in combination with such Product (e.g., software, firmware, hardware) properly exchanges date data with it. If Customer reports to Corvis on or before expiration of the Warranty Period for the Product that a Product does not meet the warranty in this Paragraph 16.6, Corvis will: (i) exercise commercially reasonable efforts to correct any material non-compliance; and (ii) provide any resulting correction to Customer, without charge. This is Customer's exclusive remedy for breach of the warranty under this Paragraph 16.6. Subject to the provisions of Paragraph 16.1, Corvis makes no warranties regarding third party products provided by Corvis under this Agreement. Corvis' sole obligation with respect to such third party products will be to assign to Customer any warranty provided to Corvis with respect to such products to the extent such warranty is assignable, and if any such warranty is not assignable, then to take commercially reasonable steps to enforce the warranty for Customer's benefit.

     16.7 THE FOREGOING WARRANTIES IN THIS ARTICLE 16 ARE THE SOLE AND EXCLUSIVE WARRANTIES WITH RESPECT TO ANY OF THE PRODUCTS OR SERVICES PROVIDED HEREUNDER, AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     16.8 In the event that Customer (i) makes any unauthorized modifications to the Equipment or Software, or (ii) violates the provisions contained in the first sentence of Section 16.10, the Equipment and Software warranty will be voided with respect to the Equipment or Software so modified or used in a manner prohibited under the first sentence of Section 16.10. Corvis and Customer agree to cooperate to plan the configuration of Customer's network to optimize its efficiency.

     16.9 Corvis makes no warranty with respect to defective conditions or non-conformities resulting from the following: Customer (including third parties contracted by Customer) modifications, misuse, neglect, accident or abuse; improper wiring, repairing, splicing, alteration, installation, storage or maintenance by Customer (or third parties contracted by Customer); use in a manner not in accordance with Corvis' published operating specifications or instructions (provided such specifications or instructions have been given to Customer) or failure of Customer to apply previously applicable Corvis' modifications or corrections that constitute Class A Changes. In addition, Corvis makes no warranty with respect to Products which have had their serial numbers or month and year of manufacture removed, altered or with respect to consumable items. Corvis makes no warranty with respect to defects caused by Customer's equipment and software provided by vendors other than Corvis except for Vendor Items or Third Party Software. Moreover, no warranty is made that Software will run uninterrupted or error free provided that the foregoing sentence will not relieve Corvis from diligently performing its obligations under this Agreement or alter Corvis' warranty obligations including the obligation that the Software perform in accordance with the Technical Requirements.

     16.10 Customer agrees not to use any third party equipment or software in connection with the Corvis Equipment and Software other than to connect to the [*] interfaces of the Corvis [*] and [*] modules, the [*] and order wire interfaces, or to the network management interfaces provided by Corvis.

ARTICLE 17.  REPRESENTATIONS AND OTHER WARRANTIES.

     17.1 Each party represents and warrants that it is duly organized, existing and in good standing under the laws of its State of organization, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the failure to so qualify would have a materially adverse impact upon its business and assets.

     17.2 Except as provided below, each party represents and warrants that it has the corporate power and requisite authority to execute, deliver and perform this Agreement, any Escrow Agreement entered into pursuant to this Agreement, and all Purchase Orders to be executed pursuant to or in connection with this Agreement, and that it is duly authorized to, and has taken all corporate action necessary to authorize, the execution, delivery and performance of this Agreement and such other agreements and documents. The obligations of Customer under this Agreement are subject to Board Approval

     17.3 Upon the Effective Date, each party represents and warrants that neither the execution and delivery of this Agreement and the agreements or documents stated in Section 17.2 above executed by it pursuant to or in connection with this Agreement, nor the consummation of any of the transactions herein or therein contemplated, nor compliance by it with the terms and provisions hereof or with the terms and provisions thereof will
     (i) contravene or materially conflict with any provision of applicable law to which it is subject or any judgment, license, order or permit applicable to it, or any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or its property may be bound, or to which it or its property may be subject, (ii) violate any provision of its articles of incorporation or bylaws or partnership agreement, if any or (iii) require the consent or approval of, the giving of notice to, or the registration, recording or filing of any document with, or the taking of any other action in respect of, any person, entity or governmental agency.

     17.4 Upon the Effective Date, each party represents and warrants that this Agreement and the agreements or documents stated in Section 17.2 above executed by it pursuant to or in connection with this Agreement will constitute when executed in full and upon Board Approval, the legal, valid and binding obligations of said party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting the enforcement of creditors rights generally and to general principles of equity.

     17.5 Customer makes the representations contained in Sections 17.2, 17.3 and 17.4 above only upon Board Approval.

ARTICLE 18.  REMEDIES AND LIMITATIONS.

     18.1 If any Product fails to conform to the warranty specified in Article 16 during the applicable Warranty Period, Corvis will promptly repair or replace, at its option and expense, all such defective or nonconforming Product within ten (10) business days of receipt of the Product. If Corvis cannot repair or replace such Product, it will provide a refund or credit for the original purchase price or license fee paid by Customer for such Product. If Corvis fails to perform any Services in accordance with Article 16 and Customer notifies Corvis of such failure within twelve (12) months of the date on which Customer accepts such Services, Corvis, at its option, either will correct the defective or non-conforming Services or render a full or pro-rated (based on the portion of the Services that are defective or non-conforming) refund or credit based on the original charges for the Services. No Product will be accepted for repair or replacement without the written authorization of and in accordance with reasonable instructions of Corvis. Removal and reinstallation expenses as well as transportation expenses associated with returning such Product to Corvis for readily returnable Products (e.g., plug-in items) will be borne by Customer. Corvis will pay the costs of transportation of any repaired or replaced Product to the destination designated by Customer. In repairing or replacing any Equipment or Software medium under this warranty, Corvis may use either new Products or parts or remanufactured, reconditioned or refurbished Products or parts if in like-new condition or functionally equivalent to new Products or parts. Replaced Products or parts will be retained by Corvis and become Corvis' property. Replacement Products or parts become the property of Customer.

     18.2 In the event Customer returns Products for repair that are not defective, Corvis may require that Customer pay with respect to any subsequently returned Products which prove not to be defective a fee which reflects Corvis' cost of handling, inspecting and testing and, if applicable, travel and related expenses by Corvis' employees.

     18.3 The parties acknowledge that disclosure of any Proprietary Information other than as allowed by Article 12 or Article 15 may give rise to irreparable injury and may be inadequately compensable in monetary damages and therefore the affected party will be entitled to seek injunctive or other equitable relief against the breach or threatened breach of the obligations of said Article 12 or Article 15, in addition to any other remedies which may be available.

     18.4 The remedies available to either party under this Agreement are cumulative. The exercise of any one remedy will not be deemed an election of such remedy to the exclusion of other remedies; and the rights and remedies of the parties as set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available to it at law or in equity.

     18.5  EXCEPT FOR CORVIS' INDEMNITY OBLIGATIONS SET FORTH IN

     ARTICLES 21 AND 22, ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, (I) THE MAXIMUM AGGREGATE AMOUNT THAT CUSTOMER WILL BE PERMITTED TO RECOVER BECAUSE OF A DEFECTIVE PRODUCT OR DEFICIENT SERVICE WILL NOT EXCEED THE PRICE OF SUCH PRODUCT OR SERVICE INVOICED TO CUSTOMER, AND (II) CORVIS' LIABILITY TO CUSTOMER UNDER THIS AGREEMENT OR IN CONNECTION WITH ANY MATTERS OTHER THAN THOSE COVERED BY CLAUSE (I) HEREOF WILL NOT EXCEED IN THE AGGREGATE THE PRICE PAID TO CORVIS UNDER THIS AGREEMENT DURING THE TWELVE-MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO SUCH LIABILITY.

     18.6 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY OR ITS AFFILIATES, OR THEIR DIRECTORS, EMPLOYEES AND AGENTS WILL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, REVENUES OR SAVINGS ARISING OUT OF THIS AGREEMENT, OR THE USE OR PERFORMANCE OF ANY PRODUCT OR SERVICES, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE, INDEMNITY OR STRICT LIABILITY. THIS PARAGRAPH WILL SURVIVE FAILURE OF AN EXCLUSIVE OR LIMITED REMEDY.

ARTICLE 19.  SUPPORT AND OTHER SERVICES.

     19.1 Customer and Corvis will, within four weeks after the Signature Date, mutually agree upon the terms and conditions upon which Corvis will provide maintenance and support services to Customer. Such agreement shall be evidenced by a separate document and shall reflect industry-standard maintenance and support services and shall be negotiated in the range of 4%-7% of the actual purchase price paid by Customer for the Corvis Equipment and Software.

ARTICLE 20.  INSURANCE.

     20.1 Corvis will procure and maintain, during the Term of this Agreement insurance in not less than the following amounts:

           (a) Worker's Compensation insurance in accordance with the provisions of the applicable Workers' Compensation or similar law of the state with jurisdiction applicable to Corvis' personnel.

           (b) Commercial General Liability, including Contractual Liability insurance with a coverage limit of not less than five million dollars ($5,000,000) combined single limit per occurrence for bodily injury or property damage liability

           (c) If the use of any automobile is required by the Corvis or any third party acting on behalf of Corvis in the performance of this Agreement, Corvis will also obtain and maintain business auto liability insurance for the operation of all owned, non-owned and hired automobiles with a coverage limit of not less than one million dollars ($1,000,000) combined single limit per accident for bodily injury or property damage liability.

     20.2 Corvis will deliver to Customer certificates of insurance satisfactory in form and content to Customer evidencing that all of the insurance required by this Agreement is in force, and that no policy may be canceled or materially altered without first giving Customer at least thirty (30) days prior written notice.

ARTICLE 21.  INDEMNIFICATION.

     21.1 Corvis will be responsible for and agrees to indemnify and hold harmless Customer from and against all losses, liabilities, demands, claims, actions, proceedings, suits and damages (including reasonable legal fees) for bodily injury, including death, to persons or damage to tangible property to the extent it results directly from the willful misconduct or negligent acts or omissions, or strict liability, of Corvis, its officers, agents, employees, or contractors.

     21.2 Customer will be responsible for and agrees to indemnify and hold harmless Corvis from and against all losses, liabilities, demands, claims, actions, proceedings, suits and damages (including reasonable legal fees) for bodily injury, including death, to persons or damage to tangible property to the extent it results directly from the willful misconduct or negligent acts or omissions, or strict liability, of Customer, its officers, agents, employees or contractors.

     21.3 With respect to each of Sections 21.1 and 21.2 above, the indemnified party will give the indemnifying party prompt written notice of all such claims, actions, proceedings or suits. The indemnified party will, upon the indemnifying party's request and at the indemnifying party's expense, furnish all relevant information available to the indemnifying party and cooperate and assist the indemnifying party in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

ARTICLE 22.  PATENT, COPYRIGHT AND TRADE SECRET.

     22.1. In the event of any claim, action, proceeding or suit by a third party against Customer alleging an infringement of any U.S. patent, U.S. copyright, or U.S. trademark, or a violation or misappropriation of any trade secret or other U.S. proprietary rights by reason of the purchase, license or use, in accordance with Corvis' specifications, of any Product (other than Third Party Software unless the claim is based upon Customer's unauthorized use of the Third Party Software due to Corvis' not having the authority to sublicense to Customer) furnished by Corvis to Customer under this Agreement, Corvis, at its expense, will defend, indemnify and hold harmless Customer, subject to the conditions and exceptions stated below from such claims, actions, proceedings or suits. Corvis will reimburse Customer for any reasonable cost, expense or attorneys' fees, which Customer is required to incur cooperating with Corvis at Corvis' request in the defense or settlement of such action. Corvis will indemnify Customer against any liability assessed against Customer by final judgment on account of such action, proceeding or suit. The foregoing indemnity is with respect to patent, trademark and copyright infringement arising from Products sold or licensed for use in the United States and is limited to the patents, trademarks, and copyrights enforced under the laws of the United States.

     22.2. Corvis' obligation to indemnify Customer pursuant to this Article 22 is contingent upon (i) Customer giving Corvis prompt written notice of all such claims, actions, proceedings or suits alleging infringement or violation, (ii) Customer tendering to Corvis full and complete authority to assume the sole defense thereof, including appeals provided that Customer shall have the right to have counsel, at Customer's own expense, participate in such defense or appeal, and the sole right to settle same, provided that Customer has provided its prior written consent to such settlement, which consent shall not be unreasonably withheld, and (iii) Customer furnishing to Corvis all relevant information available to Customer and cooperating with and assisting Corvis in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

     22.3. If Customer's use is enjoined or in Corvis' opinion is likely to be enjoined, Corvis will, at its expense and at its option, either (1) replace the enjoined Product furnished pursuant to this Agreement with a suitable substitute free of any infringement, provided such substitute has comparable functionality and performance characteristics; (2) modify it so that it will be free of the infringement, provided such modification does not result in a material degradation in performance or functionality; or
     (3) procure for Customer a license or other right to use it. If none of the foregoing options are available to Corvis on a commercially reasonable basis, Corvis will remove the enjoined Product, and refund to Customer any amounts paid to Corvis therefor less the amortized value of the Product(s) based on the applicable Supported Period.

     22.4. No undertaking of Corvis under this Article will extend to any such alleged infringement or violation to the extent that it: (1) arises from adherence to design modifications, specifications, drawings, or written instructions which Corvis is directed by Customer to follow; or (2) arises from adherence to instructions to apply Customer's trademark, trade name or other company identification; or (3) arises from Third Party Software (except to the extent specifically provided herein); or (4) relates to uses of a Product provided by Corvis in combinations with other products obtained by Customer from vendors other than Corvis. In the foregoing cases numbered (1), (2) and (4), Customer will defend and save Corvis harmless, subject to the same terms and conditions and exceptions governing Corvis' obligations under this Article. Corvis hereby assigns to Customer any rights which Corvis may have to indemnity from the original manufacturer with respect to any Vendor Item provided under this Agreement.

     22.5. The liability of Corvis with respect to any and all claims, actions, proceedings or suits by third parties alleging infringement of patents, trademarks or copyrights or violation of trade secrets or other proprietary rights because of, or in connection with, any Products furnished pursuant to this Agreement will be limited to the specific undertakings contained in this Article.

ARTICLE 23.  TERMINATION.

     23.1 In addition to any right of Customer to cancel a Purchase Order pursuant to Section 3.6 or those rights to terminate this Agreement pursuant to Sections 2.2, 10.4, 23.2 and 23.3, either party may terminate this Agreement and any outstanding Purchase Order, in whole or in part, in the event of a default by the other, provided that the non-defaulting party so advises the defaulting party in writing of the event of alleged default and affords the defaulting party thirty (30) days within which to cure the default. Default is defined to include:

           (a) Either party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy or an involuntary petition in bankruptcy is filed against such party which is not dismissed within sixty (60) days after the date such petition is filed, or suffers or permits the appointment of a receiver for its business, or its assets become subject to any proceeding under a bankruptcy or insolvency law, domestic or foreign, or has liquidated its business;

           (b) Either party's material breach of any of the terms or conditions hereof;

           (c) The execution by either party of an Assignment for the benefit of creditors or any other transfer or assignment of similar nature.

     23.2 Commencing six calendar months after successful completion of the Field Trial, Customer may upon five days' written notice to Corvis terminate this Agreement and any outstanding Purchase Order, in whole or in part, in the event of "Chronic Late Delivery" by Corvis that is not cured by Corvis within two calendar months after notice of such problem by Customer. Chronic Late Delivery is defined as Corvis' late delivery during any three month period commencing six calendar months after successful completion of the Field Trial, of 60% or more of the Products for which Customer has submitted a Purchase Order that Corvis is obligated to accept pursuant to this Agreement.

     23.3 If the network deployed by Customer with Corvis Equipment and Software, or any significant spans within such network, fail to perform in accordance with any material portion of the Corvis System Specifications contained in Attachment 28 or the "Williams SONET EMS Functional Requirements Rev. 1.2 (25 Feb. 2000)" and Corvis fails to cure such nonconformity within six months after notice of such failure from Customer, Customer shall have the right to terminate this Agreement upon five days' written notice.

     23.4 Neither the termination or expiration of this Agreement shall relieve either party from any obligations to pay the other party any amounts accrued under this Agreement prior to such termination or expiration. Expiration or termination of this Agreement shall not relieve any party of liability for damages or any other rights or remedies that either party may have under this Agreement or at law or in equity or relieve any party from the duty to hold in confidence proprietary information and otherwise comply with, and exercise the rights set forth in, Articles or Sections 4.3, 6.1(Right to Use Fee), 12, 14.1, 15, 16, 18, 19, 21, 22, and 23 hereof, each of which will survive termination or expiration of this Agreement. Customer's obligation to meet the Total Minimum Purchase Commitment will survive the expiration of this Agreement or the termination of this Agreement, by Corvis for cause pursuant to Section 23.1 or pursuant to Clause (iii) of Section 2.2. Notwithstanding anything in this Agreement to the contrary, Customer shall in no event have any obligation for the Initial Minimum Purchase Commitment or the Total Minimum Purchase Commitment or any portion thereof in the event of termination by either party pursuant to Clause (i) of Section 2.2 or by Customer pursuant to Clause (ii) of Section 2.2 or Sections 10.4, 23.1, 23.2 or 23.3 or in the event this Agreement becomes null and void pursuant to Section 7.1.

ARTICLE 24.  RESALE.

     With Corvis' consent Products purchased under this Agreement may be resold and sublicensed by Customer to its own customers when such Product is included as part of a sale of a package of Customer's proprietary products with integrated value added services such as installation, training, consulting, integration, management and maintenance. Customer is not permitted to resell or sublicense Corvis' Products as standalone items. Distribution and sublicense of Corvis and any Third Party Software is only permitted if made pursuant to a license that is consistent with the rights and obligations set forth herein and that incorporates in substance, and is no less restrictive, than the terms and conditions of this Agreement. Customer shall keep full, clear and accurate records with respect to all such resold Products including but not limited to its sublicensing of Corvis' and any Third Party Software and Customer shall permit Corvis to audit such records under reasonable conditions. Customer acknowledges the potential of a channel conflict between Customer's proposed activities under this provision with Corvis' own sales efforts and that such a scenario may result in Corvis withholding consent with respect to proposed Product resale activity by Customer. Customer agrees that it will not delete or modify any markings, notices, etc. on Products purchased from Corvis and resold in accordance with this paragraph.

ARTICLE 25.  NOTICE AND REPRESENTATIVES OF THE PARTIES.

     Any notice ("Notice") required or permitted under this Agreement must be given in writing to the address or facsimile number provided for a party below (or such other address or number as any party may provide to the other in writing in the manner contemplated hereby) and will be deemed effective as follows:

          (a) if delivered in person or by courier, on the date it is delivered;

          (b) if sent by facsimile transmission, on the date that the transmission is received and acknowledged by the recipient party in legible form, provided that facsimile transmission must be confirmed in writing by overnight courier; or

          (c) if sent by certified or registered mail or the equivalent (return receipt requested), on the date that mail is delivered.

  Provided that any written or electronic Purchase Order or acknowledgement is issued by an authorized representative of the transmitting party, the parties agree that: (i) these electronic transmissions will be deemed to satisfy any legal formalities requiring that agreements be in writing, (ii) neither party will contest the validity or enforceability of any such electronic transmission under any applicable statute of frauds, and (iii) computer maintained records when produced in hard copy form will constitute business records and will have the same validity as any other generally recognized business records.

     The Notices provided for by this Article 25 will be given to the following:

          If to Customer:

          Williams Communications Inc.
          Attention: Contract Administration
          26/th/ Floor One Williams Center
          Tulsa, Oklahoma 74172

          With a copy to:

          Williams Communications Inc.
          ATTN:  Vice President of Network Planning
          One Williams Center
          Tulsa, Oklahoma 74172

          If to Corvis:
          Corvis Corporation
          ATTN:  General Counsel
          7015 Albert Einstein Drive
          PO Box 9400
          Columbia, Maryland 21046-9400
          Telephone:  443.259.4110

          With a copy to:

          Corvis Corporation
          ATTN: Sales Director
          7015 Albert Einstein Drive
          PO Box 9400
          Columbia, Maryland 21046-9400
          Telephone:  443.259.4000

ARTICLE 26.  GENERAL.

     26.1 Assignment. Neither party to this Agreement may assign, transfer, pledge, encumber or hypothecate its interest in this Agreement or any of its rights hereunder or delegate its obligations hereunder without the prior written consent of the other party to this Agreement, which consent will not be unreasonably withheld, and any attempted assignment which does not comply fully with this Article 26.1 will be null and void. Notwithstanding the foregoing, or any other provision of this Agreement, including, among others, Sections 12.4 and 15.3 and Article 2.4, either Customer or Corvis may, upon prompt written notice, assign all their respective rights and obligations under this Agreement to any Affiliate or to their respective successors by virtue of a consolidation or merger, or a transferee of substantially all of their assets, provided that, in the event of an assignment to an Affiliate or transfer of substantially all of their assets Customer or Corvis, as appropriate, remain liable under this Agreement. This Agreement will be binding upon, and inure to the benefit of, each such permitted assignee, successor or transferee. Notwithstanding anything in this Agreement to the contrary, Customer may assign some or all of its rights and obligations hereunder to State Street Bank and Trust Company of Connecticut, National Association, in connection with a financing by Customer of construction of its fiber optic network; in addition, Street Bank and Trust Company of Connecticut, National Association, may further assign this Agreement as collateral for such financing; provided that if Customer makes an assignment to State Street Bank and Trust Company of Connecticut, National Association, pursuant to this paragraph, Customer (or its assignee pursuant to an assignment made under the other provisions of this Agreement) shall guarantee performance of the assignee's obligations.

     26.2 Governing Law. This Agreement will be construed in accordance with and governed by the law of the State of New York without regard to the conflict of law provisions of such state or any other jurisdiction.

     26.3 Laws and Regulations. The parties hereby agree to comply with all local, municipal, state, federal, foreign, governmental and regulatory laws, orders, codes, rules and regulations that are applicable to their respective performance of this Agreement.

     26.4 Amendment. Any provision of this Agreement, or any schedule, exhibit or rider hereto, may be amended only if such amendment is in writing and signed by all the parties hereto. Additions to the Corvis Products in Attachment 6 may be made by each party signing an additional Attachment page containing the following information: Corvis Product, Equipment Description and Price.

     26.5 Waiver. Any waiver or delay in the exercise by either party of any of its rights under this Agreement will not be deemed to prejudice such party's right of termination or enforcement for any further, continuing or other breach by the other party.

     26.6 Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

     26.7 Public Disclosures. Neither party shall publish or use any advertising, sales promotions, or other publicity materials that use the other party's logo, trademarks, or service marks without the prior written approval of the other party. Subject to Article 15 of this Agreement, each party shall have the right to review and approve any publicity material, press releases, or other public statements by the other that refer to such party or that describe any aspect of this Agreement. Subject to Article 15 of this Agreement, without the prior written approval of the other party, each party agrees not to issue any such publicity materials, press releases, or public statements which contain information not previously publicly disclosed by mutual agreement of the parties, except as is required to comply with federal or state laws. Nothing in this Agreement establishes a lease, license or right for either party to use any of the other party's brands, marks, or logos without prior written approval of the other party.

     26.8 Severability. Whenever possible, each provision of this Agreement, as well as any schedule, exhibit or rider attached hereto, will be interpreted in such manner as to be effective and valid under applicable law, order, code, rule or regulation, but if any provision of this Agreement, as well as any schedule, exhibit or rider hereto, is held to be invalid, illegal or unenforceable in any respect under any applicable law, order, code, rule or regulation, such invalidity, illegality or unenforceability will not affect any other provision, schedule, exhibit or rider of this Agreement, but this Agreement, schedule, exhibit or rider will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision, schedule, exhibit or rider had never been contained herein or attached hereto.

     26.9 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     26.10 Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same Agreement.

     26.11 Relationship of Parties. Neither Corvis, its subcontractors, employees or agents will be deemed to be employees or agents of Customer, it being understood that Corvis, its subcontractors, employees or agents are independent contractors with respect to Customer for all purposes and at all times. This Agreement will not be construed as establishing a partnership or joint venture between Customer and Corvis.

          26.12 Supersession of PO. The terms and conditions of this Agreement supersede any pre-printed terms and conditions on any Purchase Order, both front and back, unless otherwise agreed by the parties in writing. Any pre-printed terms or conditions on any Purchase Order, other than the ordering information required by this Agreement, will be of no force or effect whatsoever.

          26.13 Customer will comply with the export control laws and regulations of the United States with respect to the Products purchased under this Agreement.

    26.14 Corvis will not use any funds received under this Agreement for illegal or "improper" purposes related to the Agreement. Corvis will not pay any commissions, fees or rebates to any employee of Customer, nor favor any employee of Customer with gifts or entertainment of significant cost or value. If Customer has reasonable cause to believe that one of these provisions has been violated, Customer or its representative may audit the records of Corvis for the purpose of establishing compliance with such provisions. For purposes of this Section, Customer shall include all affiliated companies of Customer as well.

ARTICLE 27.  INCORPORATION OF DOCUMENTS.

          This Agreement hereby incorporates by reference the Attachments referred to herein. In the event of an inconsistency or conflict between or among the provisions of this Agreement, the inconsistency will be resolved by giving precedence in the following order:

          (1)  Agreement
          (2)  Attachments
          (3)  Purchase Orders (excluding any preprinted terms and conditions)

ARTICLE 28.  DEFINITIONS.

          "Affiliate" means, with respect to any entity, any other entity which controls, is controlled by, or under common control with, such entity; and "control" means ownership of a majority of the voting equity or similar rights of an entity.

          "Board Approval" is defined in Section 7.1.

          "Board of Directors" is defined in Section 7.1.

          "Change Notification" is defined in Section 14.2

          "Class A Change" means a modification of existing Corvis manufactured Equipment to remedy a non-conformance to Technical Requirements required to correct design defects of a type that results in electrical or mechanical inoperative conditions or unsatisfactory operating conditions, or which is recommended to enhance safety. Corvis will use standards consistent with its practices for all its customers in determining which modifications constitute Class A changes.

     "Class B Change" means an optional change, available to Customer at an additional cost, that provides Equipment enhancements resulting in new features or improved service capabilities to Corvis Equipment.

     "Corvis Competitor" means and includes each of the following entities:

     (a) Ciena, Cisco Systems, Ericsson, Hitachi, Lucent Technologies, Nortel Networks, Siemens and Sycamore Networks;

     (b)  any Affiliate or successor of any entity described in clause (a)
                                                                ----------
          above; and

     (c) any entity that acquires or is acquired by any entity described in clauses (a) or (b) above.
          -----------    ---

     "Designated Equipment" is defined in Article 12.

     "Documentation" with respect to any Product means Corvis' technical documentation and operating manuals for such Product.

     "Effective Date" is defined in Section 7.1.

     "Equipment" or "Corvis Equipment" means the equipment that may be purchased from Corvis pursuant to this Agreement.

     "Field Trial" is defined in Recital D.

     "Forecast Shortfall" is defined in Section 3.4.

     "Initial Minimum Purchase Commitment" is defined in Section 3.2.

     "Initial Minimum Purchase Commitment Period" means the period of twelve consecutive calendar months immediately following the calendar month in which the Initial Rolling Forecast is mutually agreed upon by the parties.

     "Initial Minimum Purchase Commitment Shortfall" is defined in Section 3.2.

     "Initial Term" is defined in Section 7.

     "Licensed Software" means the Corvis software and third party software, each of which in machine-readable form, and subsequent Software upgrades, necessary to install, operate, and maintain the Products purchased or licensed by Customer pursuant to this Agreement.

     "Maintenance and Support Services" is defined in Section 19.

     "Network Element" means a material component of Corvis' fiber optic transmission system, including, but not limited to, optical amplifiers, optical routers, optical add-drop multiplexers or end nodes at given sites or nodes in the network.

     "Products" means Equipment and Software.

     "Proprietary Information" is defined in Section 15.1.

     "Purchase Order" means the document issued by Customer for the purchase of Products and Services which identifies the Products or Services ordered and specifies the scope of work, quantities, relevant product codes and dates for delivery, billing instructions, and any other necessary information.

     "Remedy Period" is defined in Section 3.6.

     "Rolling Forecast" is defined in Section 3.3.

     "Services" means the services provided by Corvis to Customer as specified in a Purchase Order to the extent such Services are not included in the supply of other Products.

     "Signature Date" is defined in the Preamble.

     "Software" refers to all the programs, computer languages, and operations used to make Equipment perform a useful function or used to enable human access to the Equipment for the purposes of installing, operating, or maintaining such Equipment

     "SONET" means a Synchronous Optical Network which adheres to the interface standard of the same name created by the Exchange Carriers Standards Association for the American National Standards Institute ("ANSI"), and promulgated by Bellcore on behalf of the Regional Bell Operating Companies.

     "Source Code" means all intellectual information including but not limited to Documentation, Software in human-readable form, flow charts, schematics and annotations which comprise the pre-coding detailed design specifications for Licensed Software (excluding Third Party Software).

     "Specified Site" is defined in Section 3.5.

     "System" means a configuration of Equipment with two (2) end terminals, any intermediate line amplifiers connected by fiber to the end terminals, all associated Software, which has the ability to communicate to an element management system such that traffic can be transmitted from end terminal to end terminal and operation can be monitored by the element management system.

     "Supported Period" for each Product is as set out in Attachment 5.3.

     "Technical Requirements" means (i) the specifications set forth in appropriate industry standard telecommunications technical requirements where applicable or as such specifications may be most currently modified or amended pursuant to mutual agreement of the parties, (ii) any mandatory requirements in the telecommunications industry, (iii) the System Specifications contained in Attachment 28 and (iv) the "Williams SONET EMS Functional Requirements Rev. 1.2 (25 Feb. 2000)".

     "Third Party Software" means Software which is independently developed by a third party and licensed or sub-licensed to Customer under this Agreement.

     "Total Minimum Purchase Commitment" is defined in Section 3.2

     "Total Minimum Purchase Commitment Period" means the period of twenty-four consecutive calendar months immediately following the calendar month in which the Initial Rolling Forecast is mutually agreed upon by the parties.

     "Total Minimum Purchase Commitment Shortfall" is defined in Section 3.2.

     "Vendor Items" is defined in Section 16.1.

     "Warranty Period" is defined in Section 16.1.

ARTICLE 29.   ENTIRE AGREEMENT.

     This Agreement together with all Exhibits and Attachments constitutes the entire Agreement between Customer and Corvis with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year below written.


CORVIS CORPORATION                                WILLIAMS COMMUNICATIONS INC.


BY:                                               BY:


TITLE:                                            TITLE:


DATE:                                             DATE:

                              LIST OF ATTACHMENTS
                              -------------------


Attachment 5     -  Purchasing Incentives/Training

Attachment 5.3   -  Supported Period

Attachment 6     -  Prices for Products and Services

Attachment 9.3   -  On-Site Service Provision

Attachment 11.1  -  Corvis Training

Attachment 12.1  -  Third Party Software Licenses

Attachment 12.7  -  Escrow Agreement

Attachment 16.1  -  Warranty Period

Attachment 19    -  Maintenance and Support Services and Other Services

Attachment 28    -  Corvis System Specifications

                                 ATTACHMENT 5

                        PURCHASING INCENTIVES/TRAINING


Corvis will provide the following as part of the purchasing incentives available to Customer at no additional charge beyond the amounts otherwise payable under this Agreement:

A.   Training
     --------

 .    Corvis will provide a total of 10 seats in the aggregate to Corvis training programs prior to and during the initial commercial deployment by Customer of the Equipment.

 .    Customer will accrue 5 additional seats for training for each $1,000,000 paid to Corvis for the purchase of Products and Services under this Agreement.

 .    Customer can roll over accrued training seats acquired as part of the purchasing incentives under this Attachment 5 to the next year provided they are used up within 12 months of being accrued.

B.   Joint Marketing Incentive:
     -------------------------

 .    Corvis will contribute to marketing fund an amount equal to one percent
     (1%) of the aggregate fees paid to Corvis for Products and Services purchased under this Agreement, provided Customer matches Corvis' contributions to such fund on a dollar for dollar basis.

 .    Such fund will be maintained in an account mutually agreed upon by the parties and the amounts in such fund may be used only for marketing and advertising by Williams that includes a reference to Corvis and not any other vendor. Corvis has the right to approve the advertising and marketing activities funded by the marketing fund, provided it will not unreasonably withhold or delay such approval.

                                ATTACHMENT 5.3


                               SUPPORTED PERIOD
                               ----------------


              The Supported Period for each Product is [*] years.

                                  ATTACHMENT 6
                                  ------------

                        PRICES FOR PRODUCTS AND SERVICES
                        --------------------------------


   CORVIS Product                                           Equipment Description                                    Unit Price
------------------------------------------------------------------------------------------------------------------------------------
ONG160/[*]                        Optical Network Gateway with support for up to [*] Gbps of capacity (any               $[*]
                                  combination of OC-48/192) Channels. Includes:  ONG, Racks, Tx/Rx Shelves, NE
                                  Firmware, Power Supplies
------------------------------------------------------------------------------------------------------------------------------------
ONG160/[*]                        Optical Network Gateway with support for up to [*] Gbps of capacity (any               $[*]
                                  combination of OC-48/192).  Includes:  ONG, Racks, Tx/Rx Shelves, NE
                                  Firmware, Power Supplies
------------------------------------------------------------------------------------------------------------------------------------
ONG160/[*]                        Optical Network Gateway with support for up to [*] Gbps of capacity (any               $[*]
                                  combination of OC-48/192).  Includes:  ONG, Racks, Tx/Rx Shelves, NE
                                  Firmware, Power Supplies
------------------------------------------------------------------------------------------------------------------------------------
ONG160/[*]                        Optical Network Gateway with support for up to [*] Gbps of capacity (any               $[*]
                                  combination of OC-48/192). Includes:  ONG, Racks, Tx/Rx Shelves, NE Firmware,
                                  Power Supplies
------------------------------------------------------------------------------------------------------------------------------------
ONG160/[*]                        Optical Network Gateway with support for up to [*] Gbps of capacity (any               $[*]
                                  combination of OC-48/192). Includes:  ONG, Racks, Tx/Rx Shelves, NE Firmware,
                                  Power Supplies
------------------------------------------------------------------------------------------------------------------------------------
ONG160/[*]                        Optical Network Gateway with support for up to [*] Gbps of capacity (any               $[*]
                                  combination of OC-48/192). Includes:  ONG, Racks, Tx/Rx Shelves, NE Firmware,
                                  Power Supplies
------------------------------------------------------------------------------------------------------------------------------------
ONG RTUs                          Optical Network Gateway Right to Use:  Corvis CorManager ONG-160 Node Software         $[*]
------------------------------------------------------------------------------------------------------------------------------------
OADM 160/[*]                      Optical Equalizer.  Includes: Optical Amplifier, Equalizer, Racks, NE                  $[*]
                                  Firmware, Power Supplies
------------------------------------------------------------------------------------------------------------------------------------
OADM 160/[*]                      Optical Add/Drop Mux with [*] capacity support up to [*] Gbps of capacity              $[*]
                                  (any combination of OC-48/192).  Includes:  Optical Amplifier, OADM, Racks,
                                  NE Firmware, Power Supplies
------------------------------------------------------------------------------------------------------------------------------------
OADM 160/[*]                      Optical Add/Drop Mux with [*] capacity support up to [*] Gbps of capacity              $[*]
                                  (any combination of OC-48/192). Includes:  Optical Amplifier, OADM, Racks,
                                  Tx/Rx Shelves, NE Firmware, Power Supplies
------------------------------------------------------------------------------------------------------------------------------------
OADM 160/[*]                      Optical Add/Drop Mux with [*] capacity support up to [*] Gbps of capacity              $[*]
                                  (any combination of OC-48/192). Includes:  Optical Amplifier, OADM, Racks,
                                  Tx/Rx Shelves, NE Firmware, Power Supplies
------------------------------------------------------------------------------------------------------------------------------------
OADM 160/[*]                      Optical Add/Drop Mux with [*] capacity support up to [*] Gbps of capacity              $[*]
                                  (any combination of OC-48/192). Includes:  Optical Amplifier, OADM, Racks,
                                  Tx/Rx Shelves, NE Firmware, Power Supplies
------------------------------------------------------------------------------------------------------------------------------------
OADM 160/[*]                      Optical Add/Drop Mux with [*] capacity support up to [*] Gbps of capacity              $[*]
                                  (any combination of OC-48/192). Includes:  Optical Amplifier, OADM, Racks,
                                  Tx/Rx Shelves, NE Firmware, Power Supplies
------------------------------------------------------------------------------------------------------------------------------------
OADM 160/[*]                      Optical Add/Drop Mux with [*] capacity support up to [*] Gbps of capacity              $[*]
                                  (any combination of OC-48/192). Includes:  Optical Amplifier, OADM, Racks,
                                  Tx/Rx Shelves, NE Firmware, Power Supplies
-----------------------------------------------------------------------------------------------------------------------------------
OADM RTUs                         OADM Software Right to Use License Fee                                                 $[*]
-----------------------------------------------------------------------------------------------------------------------------------
OADM-[*]                          Optical Add/Drop Mux with [*] capacity support up to [*] Gbps of capacity              $[*]
                                  (any combination of OC-48/192).  Includes: Optical Amplifier, OADM, Racks,
                                  Tx/Rx Shelves, NE Firmware, Power Supplies
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
OADM-[*] RTUs                     Optical Add/Drop Mux Right to Use: Corvis CorManager OADM-HC Node Software             $[*]
------------------------------------------------------------------------------------------------------------------------------------
OA3200L-[*]                       Optical Line Amplifier ([*] dB).  Equipment Includes: Optical Amplifier, NE            $[*]
                                  Firmware, Power Supplies
------------------------------------------------------------------------------------------------------------------------------------
OA3200L-[*]                       Optical Line Amplifier ([*] db). Equipment Includes:  Optical Amplifier, NE            $[*]
                                  Firmware, Power Supplies
------------------------------------------------------------------------------------------------------------------------------------
OA3200 RTUs                       Optical Line Amplifier Right to Use:  Corvis CorManager OA3200 Node Software           $[*]
------------------------------------------------------------------------------------------------------------------------------------
OC-48 [*]                         OC-48 [*] Modules with [*] reach interfaces per module                                 $[*]
------------------------------------------------------------------------------------------------------------------------------------
OC-48 [*]                         OC-48 [*] Modules with [*] reach interfaces per module                                 $[*]
------------------------------------------------------------------------------------------------------------------------------------
OC-192 [*]                        OC-192 [*] Modules with [*] reach interfaces per module.                               $[*]
------------------------------------------------------------------------------------------------------------------------------------
OC-192 [*]                        OC-192 [*] Modules with [*] reach interfaces per module.                               $[*]
------------------------------------------------------------------------------------------------------------------------------------
CORWave NOC 3rd Party H/W + S/W   CorWave TM NOC Equipment (NMS 3rd party Hardware & software).                          $[*]
------------------------------------------------------------------------------------------------------------------------------------
     SUN Server E450 Class                                                                                               $[*]
------------------------------------------------------------------------------------------------------------------------------------
     SUN Server E3500 Class                                                                                              $[*]
------------------------------------------------------------------------------------------------------------------------------------
     SUN Server E3500 High                                                                                               $[*]
      Availability Class
------------------------------------------------------------------------------------------------------------------------------------
CorWave TM NOC                    CorWave TM NOC Application Software                                                    $[*]
Application Software
------------------------------------------------------------------------------------------------------------------------------------
NOC Annual Software               Annual Maintenance Fee for Corvis CorWave software.                                    $[*]
 Maintenance Fee
-----------------------------------------------------------------------------------------------------------------------------------
Engineering, Installation,        Engineering, Installation, System Turn-Up and Test for Network                         $[*]
 System Turn-Up and               Management (per NOC install).
 Test
-----------------------------------------------------------------------------------------------------------------------------------
Training                          Training: $350 per person day                                                          $350
----------------------------------------------------------------------------------------------------------------------------------

                                 ATTACHMENT 6


                      VOLUME DEPLOYMENT PRICING SCHEDULE
                      ----------------------------------

Preferred Customer Pricing

In consideration of Customer's commitment to purchase from Corvis during the Initial Term a total dollar value of Products equal to the Minimum Purchase Commitment, Corvis agrees as follows:

(f) If during Calendar Year 2000 Corvis sells and ships to any Third-party Corvis Customer Qualifying Products upon the same terms and conditions and at pricing lower than the Extended Pricing and such Third-party Corvis Customer has committed to purchase from Corvis a total dollar value of Products less than or equal to the Minimum Purchase Commitment, then, for so long as Corvis continues to offer such lower pricing to such Third-party Corvis Customer, Corvis will establish a pool of credits ("Product
                                                                -------
     Credits") based upon (A) the difference between the Extended Pricing for
     -------
     such Qualifying Products and the pricing offered to such Third-party Corvis Customer, and (B) the quantities of such Qualifying Products purchased by Customer after the date on which Corvis first shipped to such Third-party Corvis Customer such Qualifying Products at pricing lower than the Extended Pricing. The parties shall agree upon a method for determining whether pricing extended to Third-party Corvis Customers is lower than that extended to Customer by developing two reference configurations models (one based upon a fully-loaded point-to-point configuration and the other based upon a fully-loaded optical network configuration utilizing one or more optical routers). The foregoing method shall provide that the adjusted Extended Pricing shall be the pricing that assures that for a purchase of Products comprising the applicable reference configuration model, the aggregate pricing of such Products to Customer and the Third-party Corvis Customer would be the same. Product may be applied only toward the purchase of Products, subject to the terms and conditions in subsection (c)
                                                                  --------------
     below. Products Credits will not be counted toward meeting the Minimum Purchase Commitment. Such Product Credits will be applied to Qualifying Products shipped to Customer after the date on which Corvis first shipped to such Third-party Corvis Customer such Qualifying Products at pricing lower than the Extended Pricing (the "Shipping Date") so long as Corvis
                                           -------------
     continues to offer such lower pricing to such Third-party Corvis Customer.

(g) If, during Calendar Year 2000, Customer purchases from Corvis a total dollar value of Products equal to or greater U.S.$50,000,000.00, then Customer may apply the Product Credits against orders placed on and after January 1, 2001 up to twenty percent (20%) of the purchase price of Products ordered by Customer prior to the Credit Expiration Date.

(h)  Definitions.
     -----------

     (i)    "Calendar Year 2000" means the period commencing on and including
             ------------------
            January 1, 2000 and ending on and including December 31, 2000.

     (ii)   "Calendar Year 2001" means the period commencing on and including
             ------------------
            January 1, 2001 and ending on and including December 31, 2001.

     (iii)  "Credit Expiration Date" means either:
             ----------------------

            i.  December 31, 2001; or

            ii. if the total aggregate dollar value of Products purchased by
                Customer from Corvis during Calendar Year 2000 and Calendar Year 2001 exceeds the Minimum Purchase Commitment, June 1, 2002.

     (iv)   "Extended Pricing" means the prices and license fees for the
             ----------------
            Products set forth in this Attachment 6, as such prices and license fees may, from time to time, be adjusted in accordance with subsection (a) above.

     (v)    "Qualifying Products" means Products purchased from Corvis for
             -------------------
            commercial deployment in North America, but not for laboratory testing, field trials or other similar purposes.

     (vi)   "Third-party Corvis Customer" means any third party customer of
             ---------------------------
            Corvis (other than any wholly or partially owned subsidiary or affiliate of Corvis) that is in direct competition with Customer and has a network deployment similar to Customer's network deployment in terms of scope and geographic coverage.


                                ATTACHMENT 9.3

                     PROVISIONS APPLICABLE TO ENGINEERING,
                     -------------------------------------
                       INSTALLATION, AND OTHER SERVICES


In addition to the other provisions of the Agreement, the provisions of this Attachment 9.3 shall apply to the furnishing by Corvis of Services to Customer.
--------------
Such services include, but are not limited to (i) engineering Services such as preparation of equipment specifications, preparation and updating of office records, and preparation of a summary of material not specifically itemized in the order; (ii) installation Services such as installation, equipment removal, and cable mining; (iii) equipment turn-up, and (iv) other Services such as repairs.

ARTICLE 1.  CONDITIONS OF SERVICES PERFORMED ON CUSTOMER'S SITE.

1.1  Items To Be Provided by Customer.  Customer will be responsible for
     --------------------------------
furnishing the following items (as required by the conditions of the particular installation or other on-site Service) at no charge to Corvis and these items are not included in Corvis' price for the Services. Should Corvis incur expense as a result of Customer's failure to provide any of these items, additional billing will be rendered to and paid by Customer.

     (a) Access to Building and Work Site. Upon provision of seventy-two (72)
         --------------------------------
hour advance notice by Corvis, Customer will allow employees of Corvis and its subcontractors access to premises and facilities during the scheduled Service or at such other times as are requested by Corvis. All employees and subcontractors of Corvis must be escorted by Customer personnell when such access to the premises and facilities is granted. Customer shall obtain for Corvis' and its subcontractors' employees any necessary identification and clearance credentials to enable Corvis and its subcontractors to have access to the work site.

     (b) General Building Conditions.  Customer will take such action as may be
         ---------------------------
necessary to insure that the premises will be dry and free from dust and Hazardous Materials (as defined below), including but not limited to asbestos, and in such condition as not to be injurious to Corvis' or its subcontractors' employees or to the Products to be installed. Prior to commencement of the Services and during the performance of the Services, Customer shall, if requested by Corvis, provide Corvis with sufficient data to assist Corvis or its subcontractor in evaluating the environmental conditions at the work site (including the presence of Hazardous Materials). The price quoted by Corvis for Services does not include the cost of removal or disposal of the Hazardous Materials from the work site. Customer is responsible for removing and disposing of the Hazardous Materials, including but not limited to asbestos, prior to commencement of Services. The term "Hazardous Materials" means
                                               -------------------
material designated as a "hazardous chemical substance or mixture" pursuant to
Section 6 of the Toxic Substance Control Act; a "hazardous material" as defined in the Hazardous Materials Transportation Act (49 U.S.C. 1801, et seq.); "hazardous substance" as defined in the Occupational Safety and Health Act Hazard Communication Standard (29 CFR 1910.1200).

     (c) Sensitive Equipment.  Prior to commencement of Services, Customer will
         -------------------
inform Corvis of the presence of any sensitive equipment at the work site (e.g., equipment sensitive to static electricity or light).

     (d) Repairs to Buildings.  Prior to Services start date, Customer will make
         --------------------
such alterations and repairs as are necessary for proper installation of Products.

     (e) Openings in Buildings.  Prior to Services start date, Customer will
         ---------------------
furnish suitable openings in buildings to allow Products to be placed in position, and provide necessary openings and ducts for cable and conductors in floors and walls as designated on engineering drawings furnished by Williams.
At least three (3) weeks prior to the Services start date, Customer shall provide such drawings to Corvis. Customer will comply with all local, state and federal building code requirements.

     (f) Surveys.  Prior to Services start date, Customer will furnish surveys
         -------
(describing the physical characteristics, legal limitations, and utility locations for the work site).

     (g) Electrical Current, Heat, Light, and Water.  Customer will provide
         ------------------------------------------
electric current for charging storage batteries and for any other necessary purposes with suitable terminals where work is to be performed; provide temperature control and general illumination (regular and emergency) in rooms in which work is to be performed or Products stored, equivalent to that ordinarily furnished for similar purposes in a working office; provide exit lights; provide water and other necessary utilities for the proper execution of Services.

     (h) Building Evacuation.  Prior to Services start date, Customer will
         -------------------
provide building evacuation plans in case of a fire or other emergency.

     (i) Material Furnished by Customer.  Unless expressly stated to the
         ------------------------------
contrary, Corvis' prices do not include costs for any Customer furnished material nor does it include any Corvis charges for engineering, installation, modification, or repair Services to Customer furnished material. New or used material furnished by Customer shall be in such condition that it requires no repair and no adjustment or test effort in excess of that normal for new equipment. Customer assumes all responsibility for the proper functioning of such material. Customer shall also provide the necessary information for Corvis to properly install such material.

     (j) Toilet Facilities and Eyewash Station.  Customer will provide proper
         -------------------------------------
and easily accessible toilet facilities and supplies, such as towels and soap, in buildings in which Services are in progress. Where temporary facilities are required, Customer will provide suitable, portable facilities including supplies and custodial Services. Customer will provide emergency eyewash station in each power room near any battery stands.

     (k)  Floor Space and Storage Facilities.  Customer will provide, during
          ----------------------------------
progress of the Services, suitable and easily accessible floor space and storage facilities (i) to permit storing major items of Products and other material closely adjacent to where they will be used, (ii) for Corvis' and its subcontractors' employees' personal effects, and (iii) for tools and property of Corvis and its subcontractors. Where the Services are to be performed outside of a building or in a building under construction, Customer may, in addition to the above requirements, as appropriate, permit or secure permission for Corvis and its subcontractors to maintain at the work site, storage facilities (such as trailers) for Products, material, tools and equipment needed to complete the Services.

     (l) Watch Service.  Customer will provide normal security necessary to
         -------------
prevent admission of unauthorized persons to building and other areas where installation Services are performed and to prevent unauthorized removal of the Products and other materials. Customer will have access to any storage facilities made available to Corvis.

     (m) Use of Available Testing Equipment.  Customer will make available to
         ----------------------------------
Corvis: the maintenance test facilities, if any, that are embedded in equipment to which the Product being installed will be connected or added. Corvis' use of such test equipment shall not interfere with Customer's normal equipment maintenance functions.

     (n) Hazardous Materials Cleanup.  At the conclusion of the Services,
         ---------------------------
Customer will be responsible for the cleanup, removal, and proper disposal of all Hazardous Materials present at Customer's premises.

     (o) Access to Existing Facilities.  Customer will permit Corvis reasonable
         -----------------------------
use of such portions of the existing plant or equipment as are necessary for the proper completion of such tests as require coordination with existing facilities. Such use will not unreasonably interfere with the Customer's normal maintenance of equipment.

     (p) Grounds.  Customer will provide access to suitable and isolated
         -------
building ground as required for Corvis' standard grounding of equipment.

     (q) Requirements for Customer Designed Circuits.  Customer will furnish
         -------------------------------------------
information covering the proper test and readjust requirements for apparatus and requirements for circuit performance associated with circuits designed by Customer or standard circuits modified by Customer's drawings.

     (r) Designation Strips.  Customer shall number all jack designation strips
         ------------------
described in job requirements.

     (s) Fire Protection Apparatus.  Customer shall install the permanent fire
         -------------------------
protection apparatus and furnish such temporary apparatus as may be necessary for the protection of the Product and other equipment stored prior to installation.

     (t) Battery Room Ventilation.  Customer shall provide the required
         ------------------------
ventilation for battery rooms or areas.

     (u) House Service Panel.  Customer shall provide electric power from the
         -------------------
Customer's service panel to the Corvis' power board and shall run all leads between said service panel and power board.

1.2  Items To Be Provided by Corvis.  The following items will be furnished by
     ------------------------------
Corvis (if required by the conditions of the particular Services) and the price thereof is included in Corvis' price for Services:

     (a) Protection of Equipment and Buildings.  Corvis shall provide protection
         -------------------------------------
for Customer's equipment and buildings during the performance of the Services in accordance with Corvis' standard practices.

     (b) Method of Procedure. Customer shall prepare a detailed Method of
         -------------------
Procedure ("MOP") before allowing Corvis in start work on live equipment. Any work by Corvis on live equipment shall be performed only in the presence of, and with supervision by, Customer personnel. Customer shall prepare all MOP's and any requested changes shall be negotiated with Customer. Corvis shall give Customer written acceptance of the MOP prior to start of this work.

     (c) Power Circuit. Customer shall install power conduit and wire as
         -------------
described in its job requirements.

     (d) Frame and Aisle Lighting. Customer shall install conduit, wire,
         ------------------------
fixtures and other necessary material for frame and aisle lighting as described in Corvis' job requirements.

1.3  Items To Be Provided by Corvis at Customer's Request.  The following items
     ----------------------------------------------------
may be furnished by Corvis if requested by Customer, but Customer will be billed and shall pay for them in addition to Corvis' standard or firm quoted price for Services.

     (a) Premium Time Allowances and Night Shift Bonuses.  Corvis may have its
         -----------------------------------------------
Services personnel work premium time and night shifts, if approved by Customer under this Agreement, to the extent that Corvis may deem such to be necessary to effect the required coordination of installing and testing operations or other Services because of Customer's requirements.

     (b) Emergency Lighting System. Upon express written authorization from
         -------------------------
Customer. Corvis may provide new emergency lighting system (other than the original ceiling mounted stumble lighting) to satisfy illumination and safety needs of Products of certain heights.

ARTICLE 2. CUSTOMER RESPONSIBILITES; CUSTOMER DELAYS.

Customer shall: (a) provide Corvis, in a timely fashion, with all information reasonably required for the performance of the Services by Corvis hereunder; (b) cooperate fully with Corvis in the providing of the Services; (c) provide adequate resources in accordance with this Agreement; (d) timely participate in meetings and make its personnel readily available for such meetings; (e) assign personnel with relevant training and experience to work with Corvis' personnel as part of each project team; and (f) where Services are to be performed by Corvis, Customer shall be responsible for insuring that the premises where the work is to be performed are accessible to Corvis and ready and suitable for the Services to be performed. Upon prior written authorization and with a Customer-provided escort, Corvis' representative shall have the right to inspect the site prior to Services start date. Should Customer fail to comply with the site-preparation conditions after Corvis provides Customer notice, Corvis may, with Customer's authorization, perform such work or furnish such items and charge Customer for them in addition to the prices otherwise charged by Corvis for such Services. In addition, Customer shall, at no charge to Corvis, provide Corvis with such electrical and environmental conditions, technical information, data, technical support or assistance as may reasonably be required by Corvis to fulfill its obligations under this Agreement, any subordinate agreement or order. If Customer delays or fails to provide the required conditions, technical information, data, support or assistance, Corvis shall be discharged from any such obligation. If such delay or failure by Customer lasts for thirty
(30) days or more, Corvis shall be entitled to terminate this Agreement by giving written notice to Customer, such termination to be effective on the date indicated in said notice.

ARTICLE 3.  WORK OR SERVICES PERFORMED BY OTHERS.

The scheduling and performance of Corvis' services shall be carried out in accordance with and subject to the schedules and priorities established by Customer. Corvis shall have no responsibility or liability with respect to such work or services performed by others. If Customer or its other vendors or contractors fail to timely complete the site readiness or if Customer's or its other vendors' or contractors' work interferes with Corvis' performance, the scheduled completion date of Corvis' Services under this Agreement shall be extended as necessary to compensate for such delay or interference.

ARTICLE 4.  CHANGES TO SERVICES.

4.1 Changes to the scope of Services must be made in writing and signed by both parties, and Corvis will have no obligation to commence work in connection with any changes until the fee and/or other impact(s) of the change is agreed to by the parties in writing. Additional resources used by Corvis to provide Services pursuant to any approved change will be charged to Customer at Corvis' then standard rates unless expressly agreed otherwise in writing by the parties.

4.2 The parties acknowledge and agree that if (a) there is a material change to information which Customer has supplied to Corvis, (b) Customer fails to perform any of its responsibilities under this Agreement, (c) an unanticipated event occurs that materially affects Customer's service needs or requirements or the manner in which Customer requires Corvis to provide the Services, (d) Customer directs Corvis to provide services in an order of priority that could reasonably be expected to have an adverse impact on the planned provision of the Services,
(e) there is a defect in any third party hardware, software or other product or material, or (f) a force majeure event occurs (each, an "Adjustment Event"), Corvis will inform Customer as to its estimates of the impact of the Adjustment Event on the fees, expenses, schedule and/or other material provisions of this Agreement. In such event, the parties shall seek to establish mutually agreeable alternative arrangements and to make any appropriate adjustments to their respective obligations under this Agreement, including the fees and expenses payable to Corvis, through the execution of a Change Order, as described below.

4.3 In addition to the impact on the fees, expenses, schedule and/or other material provisions of this Agreement, as applicable, caused by circumstances constituting an Adjustment Event, Customer may from time to time during the term of this Agreement request Corvis to implement an addition, deletion or other change to the Services (each, a "Change").

4.4  Change Orders.
     -------------

(a) Upon the occurrence of an Adjustment Event or receipt of a written request for a Change, Corvis shall provide Customer with a proposed change order (each, a "Proposed Change Order") which shall include: (i) a written description of the changes to the Services that Corvis anticipates in connection with such Adjustment Event or Change; (ii) the impact of such change on the overall schedule for completing the Services; (iii) the impact to the fee for the Services; (iv) when appropriate, a description of any additional personnel and other resources required of Customer to permit Corvis to perform the Services if such change is made; and (v) any
     modification of any provisions herein.   Customer shall pay Corvis its
     customary rates then in effect for any time spent preparing or revising any Proposed Change Order.

(b) A Proposed Change Order shall become a "Change Order" when the parties have agreed upon the content of the Proposed Change Order and each of them has executed a copy of the Proposed Change Order. Change Orders may be executed in counterparts, and may be amended only through an additional Change Order. Each Change Order shall be deemed an amendment to this Agreement or Change Order, as applicable. Proposed Change Orders shall have no effect whatsoever, except that if a representative of Customer authorizes any out-of-scope work prior to approval of a Proposed Change Order and Customer rejects the Proposed Change Order pertaining to such work, Customer shall compensate Corvis for its fees and expenses for such work. Corvis shall not be liable for any delays resulting from Customer's rejection of, or delay in approving, a Proposed Change Order relating to an Adjustment Event or Change. Corvis may from time to time identify events, conditions or circumstances that it considers to be an Adjustment Event or Change and may require that the parties enter into a Change Order before proceeding with the Services.

                                ATTACHMENT 11.1

                       CORVIS EQUIPMENT TRAINING CLASSES
                       ---------------------------------

-------------------------------------------------------------------------------------------------------------------
 Code                     Class                        Target Audience       Duration   Pre-requisites

-------------------------------------------------------------------------------------------------------------------
       Corvis Transport Introduction and Basic
       ---------------------------------------
T-1    Operation (HW and SW):
       ----------------------
        .   Overview                                All operations personnel     5 days
        .   Operation
        .   Safety
        .   Turn-up, Provisioning and
            Maintenance
        .   Interpretation of alarm conditions

-------------------------------------------------------------------------------------------------------------------
       Corvis Switching Introduction and Basic
       ---------------------------------------
T-2    Operation (HW and SW):
       ----------------------
        .   Overview                                All operations personnel     5 days       Course T-1
        .   Operation
        .   Safety
        .   Turn-up, Provisioning and
            Maintenance
        .   Interpretation of alarm conditions

-------------------------------------------------------------------------------------------------------------------
       Transport Installation, Turn-up and Test:
       -----------------------------------------
T-3     .   Safety
        .   Installation, turn-up and test of       Installation personnel       5 days       Course T-1
            Corvis transport Network Elements
            (ONG, OA, OADM)
-------------------------------------------------------------------------------------------------------------------
       Switching Installation, Turn-up and Test:
       -----------------------------------------
T-4     .   Safety
        .   Installation, turn-up and test of       Installation personnel       3 days       Courses T-1, T-2,
            Corvis switching Network                                                          T-3
            Elements (OR)
-------------------------------------------------------------------------------------------------------------------
       Network Operations:
       -------------------
T-5     .   Network Management System               Network Management           5 days       Courses T-1 and
            overview                                Center personnel                          T-2
        .   Installation
        .   Configuration
        .   Performance monitoring
        .   Surveillance
        .   Fault management
-------------------------------------------------------------------------------------------------------------------
       Network Planning and Equipment
       ------------------------------
T-6    Engineering:
       ------------
        .   HW and SW configurations and            Network Planning and         5 days       Courses T-1, T-2
            deployment                              Engineering personnel                     and T-5
        .   Route and capacity planning

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
        .   Protection schemes
        .   Wavelength planning
        .   Capacity Upgrade strategies

-------------------------------------------------------------------------------------------------------------------

                                ATTACHMENT 12.1


                         THIRD PARTY SOFTWARE LICENSE
                         ----------------------------

---------------------------------------------------------------------
               Item                               Version
---------------------------------------------------------------------
SNMP (v1)  (AdventNet)                            2.0
---------------------------------------------------------------------
Solstice Enterprise Manager                       3.0
---------------------------------------------------------------------
Solstice OSI 8.1.1 Comm. Platform                 8.1.1
---------------------------------------------------------------------
JRE/JVM                                           1.1.7b and 1.1.8

---------------------------------------------------------------------

                                ATTACHMENT 12.7

                               ESCROW AGREEMENT
                               ----------------

                     Account Number ______________________


This Agreement is effective _________________, 2000 ("Effective Date") among Fort Knox Escrow Service, Inc. ("Escrow Agent"), Corvis Corporation ("Depositor") and Williams Communications, Inc. ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as "the parties."



A. Depositor and Preferred Beneficiary have entered into a Procurement Agreement dated ________________, 2000 regarding certain proprietary technology of Depositor (referred to in this Agreement as the "Procurement Agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with Escrow Agent to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the Procurement Agreement pursuant to 11 United States Bankruptcy Code, Section 365(n).


ARTICLE 1  --  DEPOSITS

1.1  Obligation to Make Deposit.  Within thirty (30) days following successful
     --------------------------
completion of the Field Trial (as defined in the Procurement Agreement), Depositor will deliver to Escrow Agent the proprietary technology and other materials ("Deposit Materials") identified on Exhibit A attached hereto. Exhibit A will be prepared and signed by Depositor and Preferred Beneficiary. Escrow Agent will have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2  Identification of Tangible Media.  Prior to the delivery of the Deposit
     --------------------------------
Materials to Escrow Agent, Depositor will conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor will complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to Escrow Agent with the Deposit Materials. Unless and until Depositor makes the initial deposit with Escrow

Agent, Escrow Agent will have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3  Deposit Inspection.  When Escrow Agent receives the Deposit Materials and
     ------------------
the Exhibit B, Escrow Agent will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

1.4  Acceptance of Deposit.   At completion of the deposit inspection, if Escrow
     ---------------------
Agent determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, Escrow Agent will date and sign the Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If Escrow Agent determines that the labeling does not match the item descriptions or quantity on the Exhibit B, Escrow Agent will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) mail a copy of the Exhibit B to Depositor and Preferred Beneficiary. Escrow Agent's acceptance of the deposit occurs upon the signing of the Exhibit B by Escrow Agent. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by Escrow Agent. If Escrow Agent notes a discrepancy, Depositor shall promptly act to correct such discrepancy and have Escrow Agent issue a revised Exhibit B which contains no exceptions.

1.5  Depositor's Representations.  Depositor represents as follows:
     ---------------------------

     a. Depositor lawfully possesses all of the Deposit Materials deposited with Escrow Agent;

     b. With respect to all of the Deposit Materials, Depositor has the right and authority to grant to Escrow Agent and Preferred Beneficiary the rights as provided in this Agreement;

     c. The Deposit Materials are not subject to any lien or other encumbrance;

     d. The Deposit Materials consist of the proprietary technology and other materials identified in Exhibit A; and

     e. The Deposit Materials are readable and useable in their current form or, if the Deposit Materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6  Verification.  Preferred Beneficiary will have the right, at Preferred
     ------------
Beneficiary's expense, to cause a verification of any Deposit Materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. If a verification is elected after the Deposit Materials have been delivered to Escrow Agent, then only Escrow Agent, or at Escrow Agent's election an independent person or company selected and supervised by Escrow Agent, may perform the verification.

1.7  Deposit Updates.  Unless otherwise provided by the Procurement Agreement,
     ---------------
Depositor will update the Deposit Materials within 60 days after each release of a new version of the product that is subject to the Procurement Agreement. Such updates will be added to the existing deposit. All deposit updates will be listed on a new Exhibit B and each new Exhibit B will be signed by Depositor and Escrow Agent and delivered to Preferred Beneficiary. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates will be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials will include the initial Deposit Materials and any updates.

1.8  Removal of Deposit Materials.  The Deposit Materials may be removed and/or
     ----------------------------
exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.


ARTICLE 2  -- CONFIDENTIALITY AND RECORD KEEPING

2.1  Confidentiality.  Escrow Agent will maintain the Deposit Materials in a
     ---------------
secure, environmentally safe, locked facility which is accessible only to authorized representatives of Escrow Agent. Escrow Agent will have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, Escrow Agent will not disclose, transfer, make available, or use the Deposit Materials. Escrow Agent will not disclose the content of this Agreement to any third party. If Escrow Agent receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, Escrow Agent will immediately notify the parties to this Agreement. It will be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that Escrow Agent does not waive its rights to present its position with respect to any such order. Escrow Agent will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.) Notwithstanding the foregoing, in the event that Escrow Agent receives any subpoena or order initiated by a party and which is not issued pursuant to the procedure detailed in Section 7.3, Escrow Agent will not comply with such order without first notifying the parties and permitting the Depositor the opportunity to challenge such order or to seek to have such order narrowed in a manner acceptable to the Depositor, as owner of the proprietary information embodied on the Deposit Materials.

2.2  Status Reports.  Escrow Agent will issue to Depositor and Preferred
     --------------
Beneficiary a report profiling the account history at least semi-annually. Escrow Agent may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3  Audit Rights.  During the term of this Agreement, Depositor and Preferred
     ------------
Beneficiary will each have the right to inspect the written records of Escrow Agent pertaining to this Agreement. Any inspection will be held during normal business hours and following reasonable prior notice.


ARTICLE 3  --  GRANT OF RIGHTS TO ESCROW AGENT

3.1  Title to Media.  Depositor hereby transfers to Escrow Agent the title to
     --------------
the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media including any copyright, trade secret, patent or other intellectual property rights. Title to all such intellectual property will at all times remain vested in Depositor.

3.2  Right to Make Copies.  Escrow Agent will have the right to make copies of
     --------------------
the Deposit Materials as reasonably necessary to perform its obligations under this Agreement. Escrow Agent will copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by Escrow Agent. With all Deposit Materials submitted to Escrow Agent, Depositor will provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

3.3  Right to Transfer Upon Release. Depositor hereby grants to Escrow Agent a
     ------------------------------
non-exclusive, non-transferable, perpetual and royalty-free license to sublicense the Deposit Materials to Preferred Beneficiary upon any release of the Deposit Materials for use by Preferred Beneficiary in accordance with
Section 4.5. Except upon such a release or as otherwise provided in this Agreement, Escrow Agent will not sublicense or otherwise transfer the Deposit Materials or permit Preferred Beneficiary to make use of the Deposit Materials. It is expressly understood and agreed that Escrow Agent is not authorized to enter into any sublicense or similar agreement with Preferred Beneficiary that alters the terms of this Section 3.3. In case of any conflict between the provisions of this Section 3.3 (or Section 4.5) and the provisions of the Procurement Agreement relating to the scope of the Preferred Beneficiary's license upon release from escrow, the provisions of the Procurement Agreement will control.


ARTICLE 4  -- RELEASE OF DEPOSIT

4.1  Release Conditions.  As used in this Agreement, "Release Condition" will
     ------------------
mean the following:

     a. Depositor is in material breach of its support obligations, as described in the Maintenance and Support Services Agreement entered into pursuant to Article 19 of the Procurement Agreement or any other support obligations under the Procurement Agreement, that is not cured within a reasonable period of time and that has a material adverse impact on Preferred Beneficiary's ability to conduct its business with the Depositor's Products (as defined in the Procurement Agreement); or

     b. Either party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy or an involuntary petition in bankruptcy is filed against such party which is not dismissed within sixty (60) days after the date such petition is filed, or suffers or permits the appointment of a receiver for its business, or its assets become subject to any proceeding under a bankruptcy or insolvency law, domestic or foreign, or has liquidated its business

4.2  Request for Release.  If Preferred Beneficiary believes in good faith that
     -------------------
a release condition has occurred, Preferred Beneficiary may provide Escrow Agent written notice that a Release Condition and a request for release of the Deposit Materials. The request will include instructions to Escrow Agent for accomplishing the release, and a description in full detail of the release condition that Preferred Beneficiary believes occurred. Escrow Agent will immediately send the notice to Depositor by overnight carrier.

4.3  Release by Escrow Agent.  Escrow Agent will 10 days after Depositor's
     -----------------------
receipt of the notice of request for release, release the Deposit Materials to Preferred Beneficiary pursuant to the instructions included in the request for release, unless Depositor disputes that a release condition has occurred and demands that Escrow Agent submit a notice of dispute to the American Arbitration Association as provided for in Section 7.3. Subject to section 5.2, Escrow Agent will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions or (c) order of a court.

4.4  Release of Deposit. If Escrow Agent does not receive notice that Depositor
     ------------------
disputes the condition of release and demand for submission to arbitration then Escrow Agent is authorized to release the Deposit materials to the Preferred Beneficiary or if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, Escrow Agent is entitled to receive any fees due Escrow Agent before making the release. Any copying expense in excess of $300 will be chargeable to the Preferred Beneficiary. This Agreement will terminate upon the release of the Deposit Materials held by Escrow Agent. In the event that Escrow Agent does receive notice that Depositor disputes the release condition and demands arbitration and subsequently receives (a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court, Escrow Agent will release a copy of the Deposit Materials to the Preferred Beneficiary in accordance with such joint instructions from Depositor and Preferred Beneficiary; resolution pursuant to the Dispute Resolution provisions; or court order. The provisions of the second, third and fourth sentences of this Section 4.4 will apply to any such release.

4.5  Right to Use Following Release.  Unless otherwise provided in the
     ------------------------------
Procurement Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary will have the non-exclusive, non-transferable, right to use the Deposit Materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the Procurement Agreement. Preferred Beneficiary will be obligated to maintain the strict confidentiality of the released Deposit Materials, including maintaining such Deposit Materials in a single, access restricted, and locked location.
Preferred Beneficiary will provide access to the released Deposit Materials to only those of its personnel who require such access for supporting Customer's use of the Products sold or licensed to Customer under the Procurement Agreement and Customer will maintain a written list of such personnel. Without limiting the foregoing, the Deposit Materials will also be protected as Corvis' Proprietary Materials under Article 15 of the Procurement Agreement. Receipt by Preferred Beneficiary of the Deposit Materials pursuant to this Article 4 does not in any way convey title or ownership of the Depositor products or the intellectual property rights embodied in the products. Preferred Beneficiary may subcontract to third parties maintenance and support work permitted under this Section 4.5; provided all such third parties enter into a written agreement containing terms equivalent to those contained in the Procurement Agreement regarding Depositor's confidential information and preservation of Depositor's proprietary rights. Preferred Beneficiary will provide signed copies of all such agreements to Depositor before providing any such party with access to the Deposit Materials.

4.6 Preferred Beneficiary will place all Deposit Materials (including all copies and extracts thereof) in another escrow under terms similar to this Agreement if and when Preferred Beneficiary determines, in its sole and absolute discretion, that Depositor is able and willing to resume performance of its support obligations, as described in the Maintenance and Support Services and Other Services pursuant to Article 19 of the Procurement Agreement.


ARTICLE 5  --  TERM AND TERMINATION

5.1  Term of Agreement.  The initial term of this Agreement is for a period of
     -----------------
one year. Thereafter, this Agreement will automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct Escrow Agent in writing that the Agreement is terminated; or (b) the Agreement is terminated by Escrow Agent for nonpayment in accordance with Section 5.2. If the Deposit Materials are subject to another escrow agreement with Escrow Agent, Escrow Agent reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2  Termination for Nonpayment.  In the event of the nonpayment of fees owed to
     --------------------------
Escrow Agent, Escrow Agent will provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement will have the right to make the payment to Escrow Agent to cure the default. If the past due payment is not received in full by Escrow Agent within one month of the date of such notice, then Escrow Agent will have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. Escrow Agent will have no obligation to take any action under this Agreement so long as any payment due to Escrow Agent remains unpaid.

5.3  Disposition of Deposit Materials Upon Termination. Upon termination of this
     -------------------------------------------------
Agreement, Escrow Agent will destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, Escrow Agent may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. Escrow Agent will have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with Escrow Agent.

5.4  Survival of Terms Following Termination.  Upon termination of this
     ---------------------------------------
Agreement, the following provisions of this Agreement will survive:

     a.   Depositor's Representations (Section 1.5);

     b. The obligations of Escrow Agent and Preferred Beneficiary to maintain confidentiality with respect to the Deposit Materials;

     c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has been made using the procedure described in Article 4 prior to termination;

     d.   The obligation to pay Escrow Agent any fees and expenses due; and

     e.   The provisions of Sections 7.1 and 7.2.


ARTICLE 6  --  ESCROW'S FEES

6.1  Fee Schedule.  Escrow Agent is entitled to be paid its standard fees and
     ------------
expenses applicable to the services provided. Said fees shall be paid by Depositor. Escrow Agent will notify Depositor for payment of Escrow Agent's fees at least 90 days prior to any increase in fees. For any service not listed on Escrow Agent 's standard fee schedule, Escrow Agent will provide a quote prior to rendering the service, if requested.

6.2  Payment Terms. Escrow Agent will not be required to perform any service
     -------------
unless the payment for such service and any outstanding balances owed to Escrow Agent are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, Escrow Agent may terminate this Agreement in accordance with Section
5.2. Late fees on past due amounts will accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.


ARTICLE 7  --  LIABILITY AND DISPUTES

7.1  Right to Rely on Instructions. Escrow Agent may act in reliance upon any
     -----------------------------
instruction, instrument, or signature reasonably believed by Escrow Agent to be genuine. Escrow Agent may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. Escrow Agent will not be responsible for failure to act as a result of causes beyond the reasonable control of Escrow Agent.

7.2  Indemnification. Escrow Agent will be responsible to perform its
     ---------------
obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided Escrow Agent has acted in the manner stated in the preceding sentence, Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by Escrow Agent relating in any way to this escrow arrangement. In no event shall any party be responsible for any special, consequential, incidental or indirect losses suffered by any other party.

7.3  Dispute Resolution.  (a) Any dispute relating to or arising from this
     ------------------
Agreement will be resolved by arbitration under the Commercial Arbitration Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in Boston, Massachusetts, U.S.A. Depositor and Preferred Beneficiary will submit any dispute relating to the release of Deposit Materials to the jurisdiction of a board of arbitrators (the "Board") sitting in Boston, Massachusetts for resolution and will so notify Escrow Agent. The Board will be selected within thirty (30) days from the date of the filing of the notice of a dispute by Escrow Agent under Section 4.3 (or other location or time mutually agreeable to Depositor and Preferred Beneficiary). The Board will comprise three (3) members, one selected by Depositor, one selected by Preferred Beneficiary and the third chosen by the two members so selected, or if they cannot agree, by the American Arbitration Association. The sole question before the Board will be whether or not Depositor or Preferred Beneficiary is entitled to have the Deposit Materials released from escrow. The Board will have no authority to order a modification or amendment of this Agreement or the Procurement Agreement. The decision of the Board will be forthwith delivered to Escrow Agent, Depositor and Preferred Beneficiary, will be final and binding on Depositor and Preferred Beneficiary, and judgment thereon may be entered in any court of competent jurisdiction. Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address. The dispute resolution procedures outlined above may be followed for any other dispute arising out of this Agreement, but the timetables established above will be adjusted by agreement of the effected parties to account for the event that triggers the desire of any party to seek arbitration. The limitations on the authority of the Board enumerated above will apply to any arbitration pursued under this Agreement.

     (b) All fees charged by the Board will be paid by the nonprevailing party to the arbitration. Each of Depositor and Preferred Beneficiary, however, will be responsible for payment of all fees and expenses connected with the presentation of its respective case, except that the Board may award such reasonable fees and expenses of presentation, including counsel fees, to the prevailing party in the event that the Board determines that the contentions of the nonprevailing party were made in bad faith or without reasonable justification.

7.4  Controlling Law.  This Agreement is to be governed and construed in
     ---------------
accordance with the laws of the State of New York, without regard to its conflict of law provisions.

7.5  Notice of Requested Order.  If any party intends to obtain an order from
     -------------------------
the arbitrator or any court of competent jurisdiction that may direct Escrow Agent to take, or refrain from taking any action, that party will:

     a. Give Escrow Agent at least two business days' prior notice of the hearing;

     b. Include in any such order that, as a precondition to Escrow Agent's obligation, Escrow Agent be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

     c. Ensure that Escrow Agent not be required to deliver the original (as opposed to a copy) of the Deposit Materials if Escrow Agent may need to retain the original in its possession to fulfill any of its other duties.


ARTICLE 8  --  GENERAL PROVISIONS

8.1  Entire Agreement.  This Agreement, which includes the Exhibits described
     ----------------
herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. Escrow Agent is not a party to the Procurement Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such Procurement Agreement. Escrow Agent's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement will be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by Escrow Agent, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.

8.2  Notices.  All notices, invoices, payments, deposits and other documents and
     -------
communications will be given to the parties at the addresses specified in the attached Exhibit C. It will be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties will have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3  Severability.  In the event any provision of this Agreement is found to be
     ------------
invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability will affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question will be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4  Successors.  This Agreement will be binding upon and will inure to the
     ----------
benefit of the successors and assigns of the parties. However, Escrow Agent will have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless Escrow Agent receives clear, authoritative and conclusive written evidence of the change of parties.

8.5  Regulations. Depositor and Preferred Beneficiary are responsible for and
     -----------
warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

8.6  Conflict of Interest.  Escrow Agent will not pay any commissions, fees or
     --------------------
rebates of significant value to any employees of Depositor or Preferred Beneficiary, nor favor any employee of Depositor or Preferred Beneficiary with gifts or entertainment of significant value. If Depositor or Preferred Beneficiary has reasonable cause to believe that this provision has been violated, Escrow Agent agrees to cooperate with Depositor or Preferred Beneficiary in its investigation.

_____________________                     Williams Communications, Inc.
Depositor________                         Preferred Beneficiary_________________


By: ________________________________      By: __________________________________

Name:_______________________________      Name:_________________________________

Title:______________________________      Title:________________________________

Date:_______________________________      Date:_________________________________



                      ___________________________________

                      By: ____________________________________

                      Name: __________________________________

                      Title: _________________________________
                                            Date:

                                ATTACHMENT 16.1

                                WARRANTY PERIOD
                                ---------------

The Warranty Period shall be [*] years.

                                 ATTACHMENT 19

              MAINTENANCE AND SUPPORT SERVICES AND OTHER SERVICES
              ---------------------------------------------------

     1.   Support Services.  Corvis offers support and maintenance services for
          ----------------
its equipment ("Services") to its customers, details of which are set forth in the Maintenance and Support Services Schedule ("Schedule") to this Attachment. Williams may purchase Services by placing Purchase Orders under this Attachment, which are accepted in writing by Corvis.

     2.   Term.  The initial term of the Services shall be one year from the
          ----
date of the Procurement Agreement (the "Initial Maintenance Term"). Thereafter, the Services will automatically renew for successive additional one (1) year periods, unless one party provides the other party with written notification of non-renewal at least sixty (60) days prior to the expiration of the then-current term.

     3.   Orders.  Williams agrees that each Purchase Order placed with Corvis
          ------
for Services is placed under the terms of this Attachment and will include the following information: Williams' name and address; contact name and phone number; Services selected; start date for Services; product type, quantity and location for each product for which Services will be obtained; and price as set forth in the Schedule attached hereto. Corvis will confirm receipt of Customer Purchase Orders within one (1) business day of receipt. Corvis will execute and deliver to Customer an order acceptance/acknowledgment within seven (7) days after Corvis' receipt of each Purchase Order.

     4.   Prices and Payment.  The prices for Services ordered will be those
          ------------------
listed in the Schedule, unless no price is specified, in which case the parties shall mutually agree on the price at the time the order is placed. The prices for such Services shall be fixed during the Initial Maintenance Term, and if there is a price increase, Corvis shall send notice at least 120 days prior to the end of the Initial Maintenance Term, with Williams having the right to terminate by giving sixty (60) days notice prior to the new prices going into effect. Additional charges for special maintenance services may apply.

     5.   Eligible Products.  Each order for Services by Williams will
          -----------------
constitute a certification by Williams that all products referenced in or applicable to such order are operating at the current specified revision levels as of the date of such order ("Functional Products"). Corvis will support software Products in accordance with Section 2.0 of the Schedule. As applicable, Williams shall allow remote access to the Functional Products, to enable Corvis to perform remote diagnosis and shall permit, upon adequate prior notice, Corvis-authorized service representatives supervised on-site access to the Functional Products. If on-site Services are required, the terms of Attachment 9.3 shall apply.

     6.   Customer Reports.  In order to assist Williams to better manage its
          ----------------
resources and assist Williams in identifying training and maintenance needs, Corvis will use its best efforts to issue a quarterly report consisting of, at a minimum, the following information, if applicable:

          (a)  Number of Products repaired for the prior period;

          (b) Repair turn-around-time for each type of Product repaired for the prior period;
          (c) Number of service calls received by the Corvis Technical Support group;
          (d)  Name of Williams' Technician(s) who called;
          (e)  Resolution of calls; and
          (f)  Number of advance replacements requested and provided.

     7.   Termination and Default.  In the event of termination by either Party
          -----------------------
in accordance with Article 23 of the Procurement Agreement, Corvis shall refund the pro rata share of the amounts paid under this Attachment.

     8.   Request for Service.  All requests for service will be initiated when
          -------------------
an authorized Williams representative contacts Corvis' support staff at the telephone number or address provided in the Product Documentation delivered to Williams by Corvis and provides the following information: Williams name and address, name and telephone number of technical contact, contract number, product type and serial number, and brief description of the problem.

                   Maintenance and Support Services Schedule
                   -----------------------------------------

The Corvis Support Program includes the following Services.

 .    Emergency 24 X 7 X 365 Access to the Corvis Networks Technical Assistance
     Center (TAC)

 .    Basic software maintenance (patches and maintenance releases)

 .    Repair and Return - Advanced Replacement

     The price for the Corvis Support Program is 3% of the price paid by Customer for the Network Elements and Software supported (subject to an aggregate cap of $3 million during the Initial Maintenance Term).

The Corvis Support Program must be purchased for all Corvis Products deployed by Customer. The Annual Fees for the Corvis Support Program are due upon shipment of the associated Network Element or Software (pro rated for the portion of the calendar year remaining). The term of the Corvis Support Program for individual shipments made during a calendar year shall end on December 31 of each applicable year, and shall be renewed for the ensuing 12-month period effective January 1 of each year. Corvis shall invoice Customer for the Corvis Support Program at the commencement of each calendar year for such calendar year.

Maintenance Services descriptions are provided below:
----------------------------------------------------

1.0  Corvis Emergency Technical Assistance Center (TAC)

     .1 Staffing and Availability. The Corvis Support Program provides priority Customer telephone access to the Corvis Technical Assistance Center (TAC) 7 days per week and 24 hours per day, 365 days per year. Corvis will provide Customer with the proper telephone number and procedures for contacting the TAC. TAC personnel provide problem status information to Customer for serious problems and are the interface to Corvis Management and Development Engineering. Customer will make every reasonable effort to ensure that Emergency TAC telephone support is used for emergency purposes and as a complement to basic training of the Customer's personnel.

     .2 Scope of Activities. In addition to support on problem determination and resolution, the following information and services are available through the TAC:

          technical tips, hardware information, software release notes, information on pending software updates, problem status report updates, and documentation updates.

     .3 Problem Handling Procedures. All problems reported to the TAC will be assigned a Severity Classification. The Severity Level will be agreed upon between Corvis and Customer according to the table below.

-----------------------------------------------------------------------------------------------------------------
Severity                    Description                              Escalation Procedure/Response Time
-----------------------------------------------------------------------------------------------------------------
1         Critical - Customer is experiencing a network     Corvis VP's of Engineering  and Customer Service
          outage that prevents its customers from           will be immediately notified.  Corvis personnel will
          accessing service and for which there is no       update Customer at least hourly and will work on
          workaround or recovery action possible.           the problem until resolution.
-----------------------------------------------------------------------------------------------------------------

2         Major - Customer is experiencing a problem        Corvis Level 3 personnel will resolve the problem
          that affects service but for which there is a     within four hours or escalate to Development
          workaround or recovery action.  Business can      Engineering.  Corvis personnel will update
          continue although performance may be              Customer at least every two hours.
          degraded.
-----------------------------------------------------------------------------------------------------------------

3         Minor - Customer is experiencing problems         Severity 3 problems will be resolved by Corvis
          and requires technical advice or a                within 3 business days or will be escalated to
          recommendation for the best solution.             Development Engineering.
          Severity 3 problems have a reliable
          workaround and have, at most, a slight impact
          on the operational environment.
-----------------------------------------------------------------------------------------------------------------


    Corvis will meet its priority response goal as provided herein at a ninety (90%) percent effectiveness level for any calendar month. Should Corvis fail to meet its response goal at least ninety (90%) percent in any calendar year, Customer maintenance Service credits of 1/12 of the Standard Maintenance Fee will be refunded to Customer or may be applied towards renewals/future service contracts.

    The effectiveness level shall be calculated for any given month in accordance with the following formula with Total Missed Calls being the number of Severity 1 and Severity 2 Support calls for which priority support was not delivered within (ten) 10 minutes (Missed Calls) of the initial call.

    Effectiveness Calculation equals: Total Calls per Month - Total Missed Calls
                                      ------------------------------------------
                                                   Total Calls per Month



2.0 Software Maintenance Support. Software Maintenance Support is also provided through the TAC. Software Maintenance includes patch releases of software to correct reported problems, maintenance releases, upgrades to system base software to new releases and other software updates that are made generally available at no additional charge from time to time. Software maintenance releases will be made available via magnetic media or remote download, as appropriate. Major releases are anticipated to be made by Corvis twice per year. New software features and functionality offered in major new releases, if priced separately, are not included in Software Maintenance Support. Additionally, any incremental hardware required to support additional software is priced separately.

     In addition to software patches and maintenance releases, Corvis will provide Customer with revision releases, including installation, verification, and uninstall procedures, and other documentation, pertaining to problem status, code corrections, work-around procedures and known limitations of Corvis products.

     In addition to the individual software releases referred to above, Corvis will from time to time make available to Customer, subject to the applicable license fees, "Baseline Package Releases" consisting of groups of Corvis' software Products. Notwithstanding anything to the contrary in the Agreement, Corvis will only be obligated to provide support for the current and two (2) immediately preceding Baseline Package Releases made available by Corvis. Corvis' obligation to support any version of Third Party Software will be subject to the continuing availability of support from the third party vendor for such version. Corvis will not be obligated to provide services to correct any error or defect in any Corvis Product that can be corrected by Customer's installation of a more recent software release available from Corvis.

3.0  Repair and Return: Advanced Replacement

     Corvis will supply replacement components for products that have failed. As a prerequisite to advance replacement service, Customer must establish a sparing depot. Depot inventory must be maintained at the Corvis recommended minimum sparing levels.

     Should Corvis determine that the failure is due to faulty hardware, Corvis will send replacement component(s) to the designated depot location. Included with such component(s) will be packing material, a prepaid shipping enclosure and all necessary documentation to facilitate the return of the defective component to Corvis by Customer or Customer personnel. Corvis will assume all costs associated with the shipment of the replacement component(s) and the return of the failed component(s). Customer shall return the malfunctioning hardware product to Corvis within 30 days of the receipt of the replacement product.

     Should Corvis determine that the cards are fully functional and are "no fault found" in accordance with Corvis fault diagnostic and testing procedures, Corvis will invoice customer for a "no fault found" fee of $300.

     Advance replacement requests received at the Corvis TAC by 3:00 p.m. Eastern Time will be processed on the same business day. Corvis will make all reasonable commercial efforts to effect delivery of the replacement hardware component into the designated sparing depot(s) by the next business day for those locations where international customs need not be cleared. Requests made after 3:00 p.m. Eastern Time or on weekends or Corvis holidays will be processed on the next business day for delivery on the following business day.

     It is Corvis' intention to use Customer's preferred carrier for shipments to Customer contingent upon availability, quality, pricing, and terms and conditions of service that such carrier makes available to Corvis. In all cases, Corvis will use an internationally recognized carrier. Should Corvis elect not to use Customer's preferred carrier, Corvis will notify Customer and will, at Customer's option, assume responsibility for package tracking. To cover costs of shipping with overnight delivery, Corvis to charge no more than $600 per module per location.

4.0  Repair and Replace: Basic

     For warranty coverage pursuant to Article 16 of the Procurement Agreement, the following shall apply.

     Corvis will supply replacement components for Products that have failed. The customer is responsible for first calling Corvis Customer Repair and getting a Return Material Authorization number. The customer is responsible for sending the faulty component to the Corvis designated location along with the assigned RMA# for that module/component. Customer is responsible for packing material, shipping enclosure and all necessary documentation to facilitate the return of the defective component to Corvis. Requests for Basic Repair and Return on replacement module/components received by Corvis by 3:00 p.m. Eastern Time will generally be processed and sent back to customer within 5 business days of receiving the faulty module/component. Requests made after 3:00 p.m. Eastern Time or on weekends or Corvis holidays will be processed the next business day.

                                 ATTACHMENT 28

 Corvis System Specifications
 ----------------------------

The Corvis system comprises a number of network elements, which can be configured to form point to point and mesh network connections. The maximum span distance that any of the available 160 OC [*] channels can traverse before electronic regeneration depends on the individual fiber types and span losses between optical amplifier sites. Corvis warrants that [*], the Corvis Optical Amplifier [*] shall continue to conform to the Technical Requirements. The Corvis Wave Planner automatically determines appropriate locations for each of the network elements and regeneration sites based on the actual span losses and fiber types in the system.

Tables 2 and 3 specify the system performance under the following assumptions:

     12.   all span losses in the system are identical;
     13. absolute value of fiber dispersion is greater than [*] for all channels;
     14. all spans consist of Corning-LS or Lucent TrueWave-Classic, Plus, or RS fiber and have an average [*] and in the case of all spans consisting of Corning LEAF, to which only Table 3 is applicable, such spans have an average [*];
     15.   the maximum transmission distance is 3200 km; and,
     16.   the system is operated using the parameters listed in Table 1.



                           Table 1: System Parameters

---------------------------------------------------------------------------------------------------------
                   Parameter                            Value                 Value           Units
---------------------------------------------------------------------------------------------------------
                                                  LS, TW-C, -P, -RS           LEAF
---------------------------------------------------------------------------------------------------------
Amplifier Input Connector Loss                           0.2                  0.2              dB
---------------------------------------------------------------------------------------------------------
Amplifier Output Connector Loss                          0.2                  0.2              dB
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Operating Range                                       1530-1564             1530-1564          nm
---------------------------------------------------------------------------------------------------------
Maximum System Gain Flatness Variation                   [*]                   [*]             dB
---------------------------------------------------------------------------------------------------------
Maximum Amplifier Gain                                   [*]                   [*]             dB
---------------------------------------------------------------------------------------------------------
[*] ( (See note 1)                                       [*]                   [*]             dB
---------------------------------------------------------------------------------------------------------
Nominal Fiber Launch Power / Channel                     [*]                   [*]             dBm
---------------------------------------------------------------------------------------------------------
Equivalent OSNR at Fiber Launch                          [*]                   [*]            dB.nm
---------------------------------------------------------------------------------------------------------
Maximum accumulated dispersion (See note 2)              [*]                   [*]            ps/nm
---------------------------------------------------------------------------------------------------------
Receiver Sensitivity [*]                                 [*]                   [*]            dB.m
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Minimum EOL System Margin (See Note 3)                   [*]                   [*]             dB
---------------------------------------------------------------------------------------------------------
Additional EOL System Margin Connector Penalty           [*]                   [*]             dB
---------------------------------------------------------------------------------------------------------


Note 1: Total loss = span loss + amplifier module loss.
Note 2: [*].
Note 3: The Minimum EOL margin includes the following:
        [*]dB [*]
        [*]dB [*] variation across all [*] Channels

        [*]dB Unallocated margin

Table 2: System Performance using [*]/4-6/

             ------------------------------------------------------------------
                              [*] Number of    [*] Number of
              [*] EOL Span    Spans w/  [*]        Spans w/
              Loss (dB)                              [*]             [*]
             ------------------------------------------------------------------
              [*]                  [*]               [*]             [*]
             ------------------------------------------------------------------
              [*]                  [*]               [*]             [*]
             ------------------------------------------------------------------
              [*]                  [*]               [*]             [*]
             ------------------------------------------------------------------


                      Table 3: System Performance [*]/4-6/

            -------------------------------------------------------------------
              [*] EOL Span    [*] Number of    [*] Number of
                Loss (dB)     / Spans w/ [*]   Spans w/ [*]        [*]
            -------------------------------------------------------------------
              [*]                   [*]             [*]            [*]
            -------------------------------------------------------------------
              [*]                   [*]             [*]            [*]
            -------------------------------------------------------------------
              [*]                   [*]             [*]            [*]
            -------------------------------------------------------------------
              [*]                   [*]             [*]            [*]
            -------------------------------------------------------------------
              [*]                   [*]             [*]            [*]
            -------------------------------------------------------------------
              [*]                   [*]             [*]            [*]
            -------------------------------------------------------------------
              [*]                   [*]             [*]            [*]
            -------------------------------------------------------------------
              [*]                   [*]             [*]            [*]
            -------------------------------------------------------------------
              [*]                   [*]             [*]            [*]
            -------------------------------------------------------------------
              [*]                   [*]             [*]            [*]
            -------------------------------------------------------------------
              [*] Amplifiers are commercially available by Q2, 2000



Note 4: [*].
Note 5: [*].
Note 6: Based on an Amplifier Module Loss for [*] of [*] dB and a [*] dB respectively.

The transmission distance can be calculated based on the average loss per km (dB/km) for a span using the equation:

[*] transmission distance (km) = Minimum(3200,([*] EOL Span Loss)x(# of spans)/(Average Loss/km).

A sample calculation is shown below for a system with an average loss per km of
0.245 dB/km and a 17 dB EOL span loss using [*].

-----------------------------------------------------------------------------------------------------------------------------------
Amp       System w/ [*]                                                   System w/ [*]
-----------------------------------------------------------------------------------------------------------------------------------
[*]       Max Distance = (17 dB/span)*([*] spans)/(0.0245 dB/km)=         Max Distance = (17 dB/span)*([*] spans)/(0.0245 dB/km)=
                    Min(3200, [*] km) = 3200 km                              Min(3200, [*] km) = 3200 km
-----------------------------------------------------------------------------------------------------------------------------------
[*]       Max Distance = (17 dB/span)*([*] spans)/(0.0245 dB/km)=         Max Distance = (17 dB/span)*([*] spans)/(0.0245 dB/km)=
-----------------------------------------------------------------------------------------------------------------------------------

                    Min(3200, [*] km) = 3200 km                               Min(3200, [*] km) = [*] km
-----------------------------------------------------------------------------------------------------------------------

 .Corvis Optical Amplifier
  ------------------------

The Corvis Optical Amplifier provides optical amplification of up to 160 OC [*] optical signal channels that allows for transmission distances up to 3,200 km without electrical regeneration using Corvis transmitters and receivers. Two Corvis Optical Amplifiers are provided on a single [*] amplifier shelf for use in two fiber systems. A single rack can house up to [*] amplifier shelves. The Corvis Optical Amplifier can be provided [*] to amplify spans with losses [*] on LS, TW-C, TW-P and TW-RS fibers. A [*] can be added to either [*] as required to [*] for [*] and the [*] loss is added to the span loss. The [*] amplifier may also be used with LEAF fiber that have EOL span losses up to [*]. The Corvis Optical Amplifier is equipped to transmit and receive [*] carrying [*] channels, Corvis system supervisory information, and seven order wires. A Craft Interface and Environmental Control Unit (ECU) are provided for local control of the amplifier.

                                 [*] Amplifier

----------------------------------------------------------------------------------------------
Parameter                             Nominal Value  Units                Notes
----------------------------------------------------------------------------------------------
Max. Amplifier Gain                      [*]          dB    Based on LS, TW-C, TW-P and TW-RS
                                                            fiber spans having an average [*]
----------------------------------------------------------------------------------------------
Operating Range                        1530-1564      nm
----------------------------------------------------------------------------------------------
Gain Flatness over Operating Range       [*]          dB
----------------------------------------------------------------------------------------------


                                   [*] Amplifier

------------------------------------------------------------------------------------------------------
Parameter                             Nominal Value  Units                  Notes
------------------------------------------------------------------------------------------------------
Max. Amplifier Gain                        [*]        dB      Based on LS, TW-C, TW-P and TW-RS
     [*]                                   [*]        dB           fiber spans having an average [*]
------------------------------------------------------------------------------------------------------
Max. Amplifier Gain                        [*]        dB        Based on LEAF fiber having an average
[*]                                        [*]        dB                    [*]
------------------------------------------------------------------------------------------------------
Operating Range                         1530-1564     Nm
------------------------------------------------------------------------------------------------------
Gain Flatness over Operating Range         [*]        dB
------------------------------------------------------------------------------------------------------

                        --------------------------------------------------
                          Size and Weight            Specification
                        --------------------------------------------------
                          Power                   -48 volts @ [*] Amps
                        --------------------------------------------------
                          Heat Dissipation        [*] Watts /Shelf
                        --------------------------------------------------
                          Size (WxDxH)            19"x24"x84"
                        --------------------------------------------------
                          Weight (OA3200L [*])    [*]
                        ---------------------------------------------------

   Corvis Optical Network Gateway
  --------------------------------

The Corvis Optical Network Gateway (ONG) can be configured to transmit and receive up to 160 OC [*] optical signal channels for up to 3,200 km without electrical regeneration when used with Corvis Optical Amplifiers. [*] racks are required to house equipment for 160 transmit channels and 160 receive channels according to the channel plan provided below. 160 ONG rack includes [*] transmit channels and [*] receive channels along with multiplexing, demultiplexing, and monitoring equipment. In addition, [*] rack is equipped to transmit and receive [*] and provides a Craft Interface for local access to the ONG.

------------------------------------------------------------------------------
           Parameter              Min  Typ  Max  Units      Comments
------------------------------------------------------------------------------
Number of channels                          160
------------------------------------------------------------------------------
[*]                               [*]  [*]  [*]
------------------------------------------------------------------------------
Data Rate per channel                  [*]        Gb/s   GR 253 Compliant
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Tx Output Power per channel            [*]        dBm
------------------------------------------------------------------------------
Fiber Launch power per channel         [*]        dBm
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Rx Input Power per channel             [*]        dBm
------------------------------------------------------------------------------
Receiver Sensitivity  [*]         [*]  [*]  [*]   dB.m
------------------------------------------------------------------------------


   -----------------------------------------------------------------------------
                 Parameter                        Value    Units       Comments
   --------------------------------------------------------------------------------
     Number of Racks - up to [*] Tx/Rx Channels    [*]
   --------------------------------------------------------------------------------
     Number of Racks - up to [*] Tx/Rx Channels    [*]
   --------------------------------------------------------------------------------
     Number of Racks - up to [*] Tx/Rx Channels    [*]
   --------------------------------------------------------------------------------
     Number of Racks - up to [*] Tx/Rx Channels    [*]
   --------------------------------------------------------------------------------
     Number of Racks - up to [*] Tx/Rx Channels    [*]
   --------------------------------------------------------------------------------
     Number of Racks - up to [*] Tx/Rx Channels    [*]
   --------------------------------------------------------------------------------
     Voltage requirements                          -48       V    Standard Voltage
   --------------------------------------------------------------------------------
     Power requirements/Rack                       [*]       A
   --------------------------------------------------------------------------------
     Dimensions per Rack (WxDxH)                 19x24x84  Inches
   --------------------------------------------------------------------------------

              CORVIS Optical add/drop multiplexer - [*] (OADM [*])

The OADM [*] allows up to 160 channels of Add Drop access, [*], and [*] of channels. The OADM [*] is partitioned into [*] section that provides for [*] the add/drop function and [*], which can be [*] to provide add/drop functionality by addition of ONGs. The rack configuration and space requirements depend on the number of channels accessed in each direction.

-------------------------------------------------------------------------
              Parameter                Min   Typ  Max   Units  Comments
-------------------------------------------------------------------------
Number of channels                     [*]         160
-------------------------------------------------------------------------
Wavelength range                       1530       1564   nm
-------------------------------------------------------------------------
[*]                                    [*]        [*]
-------------------------------------------------------------------------
[*]                                    [*]        [*]
-------------------------------------------------------------------------
Output optical power per channel       [*]   [*]  [*]    dBm
-------------------------------------------------------------------------
Output optical power (160 channels)    [*]   [*]  [*]    dBm
-------------------------------------------------------------------------
[*]                                    [*]        [*]
-------------------------------------------------------------------------
[*]                                    [*]
-----------------------------------------------------------------------

-------------------------------------------------------------------------------
          Parameter             Value    Units              Comments
-------------------------------------------------------------------------------
Number of Racks: [*]             [*]                          [*]
-------------------------------------------------------------------------------
Number of Racks: OADM [*]        [*]              Up to [*] channels Add/Drop
                                                          in each direction
-------------------------------------------------------------------------------
Number of Racks: OADM [*]        [*]              Up to [*] channels Add/Drop
                                                          in each direction
-------------------------------------------------------------------------------
Number of Racks: OADM [*]        [*]              Up to [*] channels Add/Drop
                                                          in each direction
-------------------------------------------------------------------------------
Voltage requirements                -48    V            Standard Voltage
-------------------------------------------------------------------------------
Power requirements/Rack          [*]       A
-------------------------------------------------------------------------------
Dimensions per Rack (WxDxH)    19x24x84  Inches
-------------------------------------------------------------------------------

Channel Plan:

The Corvis system transmits and receives 160 channels [*] shown in the table below. [*] resulting in total system capacity of 400 Gb/s. [*] are allocated in the channel plan [*].

---------------------------------------------------
WavelengthNumber   Frequency (THz)  Wavelength(nm)
---------------------------------------------------
[*]                     [*]              [*]

                  AMENDED AND RESTATED FIELD TRIAL AGREEMENT

     This Amended and Restated Field Trial Agreement (this "Agreement"), dated
                                                            ---------
June 23, 2000, is between Corvis Corporation ("Corvis"), a Delaware corporation,
                                               ------
having its principal place of business at 7015 Albert Einstein Drive, Columbia, Maryland 21046-9400, and Williams Communications, Inc., a Delaware corporation, having its principal place of business at One Williams Center, Tulsa, Oklahoma 74172 ("Customer").
        --------

     A. Corvis and Customer are negotiating an agreement mutually acceptable to both parties (the "Procurement Agreement") pursuant to which
                                ---------------------
          Customer may procure from Corvis certain telecommunications equipment and associated software.

     B. Subject to the execution of the Procurement Agreement, Customer wishes Corvis to provide to Customer the equipment ("Equipment") and software
                                                        ---------
          and related documentation ("Software") identified in Exhibit A hereto
                                      --------                 ---------
          to institute a system extending from [*] to [*] (collectively, the "Field Trial System") to be used by Customer solely for the purpose of
          -------------------
          performing the Field Trial (as defined below).

     C. Corvis is willing to provide to Customer the Field Trial System in reliance upon Customer's agreement to the following terms and conditions.

     NOW, THEREFORE, in consideration of the foregoing and the promises set forth below, the parties agree as follows:

     1. Customer will test and evaluate the Field Trial System by deploying the Field Trial System in the configuration specified in Exhibit B to determine whether the Field Trial System satisfies all test criteria set forth in Exhibit
C. Within four weeks after the date of this Agreement, the parties shall agree upon a plan for testing the Field Trial System, including among other things, the specific criteria that will constitute pass or fail under each of the test criteria specified in such plan. Such mutually agreed upon test plan shall be hereinafter referred to as the Field Trial Test Plan and shall be attached, upon agreement, as Exhibit C. Should the Field Trial System fail to meet any test criteria specified in the Field Trial Test Plan, Customer shall notify Corvis and Corvis shall have two weeks to cure such failure or such longer period as may be mutually agreed. Customer will complete the Field Trial as soon as practicable, but in any event not later that 45 days after delivery, installation, turn-up and turn-over to Customer of the entire Field Trial System (the "Field Trial Period") or such longer period as may be agreed upon by both
     --------------------
the parties.  The testing and evaluation of the Field Trial System (the "Field
                                                                        ------
Trial") shall be conducted substantially on the schedule for such Field Trial
------
attached hereto in Exhibit D.   Customer shall have overall authority for, and
management of, the conduct of the Field Trial, including the timing of field tests and the personnel to be available from time to time, including Corvis personnel. All activities of Corvis under this Agreement shall be subject to, and carried out in accordance with, the terms of Attachment 9.3 of the Procurement Agreement and provided further, Corvis shall bear all its costs incurred in performing its obligations under this agreement.

     2. The Field Trial will be deemed successfully completed when the Field Trial System satisfies all tests specified in the Field Trial Test Plan. Upon successful completion of the Field Trial:

     (a) Customer will acknowledge in writing the successful completion of the Field Trial as soon as possible after completion but in no case later than seven
(7) days after such completion.

     (b) Customer will pay Corvis the purchase price for the Field Trial Equipment and license and service fees for Field Trial Software set forth in Exhibit A (collectively, the "Purchase Price") within 30 days after receipt of
---------                    ----------------
an invoice for the Purchase Price which Corvis shall send immediately after successful completion of the Field Trial. Upon payment of the Purchase Price by Customer, the Field Trial System and services specified on Exhibit A will be
                                                           ---------
deemed covered by the terms and conditions of the Procurement Agreement to the same extent as if the Field Trial System has been procured by Customer pursuant to the Procurement Agreement and the terms and conditions of the Procurement Agreement shall supersede and replace the terms and conditions of this Agreement with respect to the Field Trial System. Pending payment of the purchase price for the Field Trial System, the terms and conditions of this Agreement will apply to the Field Trial System.

     3. Subject to the terms and conditions of this Agreement, Corvis grants to Customer a non-exclusive and non-transferable license to use the Equipment and copies of the object code form of the Software solely for the purpose of conducting the Field Trial during the Field Trial Period, at the locations specified in Exhibit B. Use of the Software is restricted to the Equipment. Customer may not relocate the Field Trial System or knowingly give any third party, except as expressly allowed by this Agreement, access to the Field Trial System, without Corvis' prior written consent. All Software (whether or not part of firmware) and its related documentation furnished by Corvis, and all copies thereof made by Customer, including translations, compilations, and partial copies, are and will remain the exclusive property of Corvis and its licensors. Customer will hold such Software and related documentation in strict confidence, and will not disclose, provide, provide access to, or otherwise make available, in whole or in part, any Software or related documentation including any description of the Corvis Management Information Base ("MIB") sections of the Software to anyone, except to its employees, and, with Corvis' prior written consent, to contractors, consultants, agents and employees of affiliates having a need-to-know for purposes of conducting the Field Trial. All persons to whom the Software and related documentation is made available shall be made aware of the confidentiality obligations under this Agreement and unless such parties are employees of Customer or its affiliates, shall have agreed in writing to obligations of confidentiality. In the event Customer becomes aware of any unauthorized use of the Software and its related documentation, Customer shall provide Corvis with prompt written notice of such unauthorized use of the Software and its related documentation and fully cooperate with Corvis in enforcing Corvis' proprietary rights in the Software and its related documentation. With respect to any third party software included with the Field Trial System, Customer will abide by the applicable terms and conditions for such third party software. The third party software provided includes one or more of the following:

        ------------------------------------------------------------------------
             SNMP (v1)  (advertent)                        2.0
        ------------------------------------------------------------------------
        Solstice Enterprise Manager                        3.0
        ------------------------------------------------------------------------
        Solstice OSI 8.1.1 Comm. Platform                  8.1.1
        ------------------------------------------------------------------------
        JRE/JVM                                            1.1.7b and 1.1.8
        ------------------------------------------------------------------------

     4. Proprietary and confidential information exchanged by the parties pursuant to this Agreement shall be subject to the confidentiality obligations contained in Section 15 of the Procurement Agreement

     5. Customer acknowledges that the Field Trial System and each item thereof are proprietary to Corvis and its licensors and that Corvis and its licensors shall retain exclusive ownership of the Field Trial System and any patent, trademark, copyright, trade secret and other proprietary right associated therewith. Except as set forth in this Agreement, at no time shall title to any item of the Field Trial System be transferred to or vested in Customer, and Customer shall have no right or interest in the Field Trial System, except for the license to use the Field Trial System in accordance with the terms and conditions of this Agreement. Customer will, at its expense, keep all items of the Field Trial System free and clear from any liens or encumbrances of any kind and will give Corvis prompt written notice of any attachment or judicial process affecting any item of the Field Trial System or Corvis' ownership or related rights therein. Customer agrees to maintain Corvis' copyright, trademark and proprietary rights notices on and within any items of the Field Trial System (whether in machine readable or printed form and whether such items are partial or complete). If requested, Customer will allow, subject to Customer's reasonable security requirements, the inspection of the Field Trial System during regular business hours.

     6. Except as mutually agreed upon in writing by the parties, Customer shall not, and shall not permit any other person to (i) affix, install or connect any accessory, upgrade, network or device to the Field Trial System other than to the [*] interfaces of the Corvis [*] and [*] modules, the [*] and order wire interfaces, or to the network management interfaces provided on the Field Trial System, (ii) install, interface or connect any software with the Corvis equipment and software other than for interfacing Customer software with the Software for the purposes of testing the network management software, (iii) otherwise modify, uninstall, alter or reconfigure any of the individual hardware and software components which make up the Field Trial System, or (iv) copy or duplicate (except to create copies required solely for backup purposes), reverse engineer, disassemble, decompile or otherwise attempt to discover any underlying concepts, processes, algorithms or source code from the Software.

     7. (a) Effective upon Customer's receipt of the Field Trial System at Customer's locations as set forth in Exhibit B and continuing until the Field Trial System is placed with a carrier for shipping to Corvis, Customer shall provide at its expense (i) insurance against the loss or theft or damage to the Field Trial System for its full replacement value, and (ii) insurance against public liability and property damage with a combined single limit of $2,000,000 each occurrence. Customer shall provide a certificate of insurance that such coverage is in effect, upon request by Corvis, naming Corvis as loss payee and/or additional insured as may be required by Corvis.

     (b) Corvis will procure and maintain during the term of this Agreement insurance in not less than the following amounts and shall deliver to Customer certificates of insurance satisfactory in form and content to Customer evidencing that all of the insurance required by this Agreement is in force and that no policy may be canceled or materially altered without first giving Customer at least thirty (30) days' prior written notice.:

     (i) Workers' Compensation insurance in accordance with the provisions of the applicable Workers' Compensation or similar law of the state with jurisdiction applicable to Corvis' personnel.

     (ii) Commercial General Liability, including Contractual Liability insurance with a coverage limit of not less than five million dollars $5,000,000 combined single limit per occurrence for bodily injury or property damage liability.

     (iii) If the use of any automobile is required by Corvis or any third party acting on behalf of Corvis in the performance of this Agreement, Corvis will also obtain and maintain business auto liability insurance for the operation of all owned, non-owned and hired automobiles with a coverage limit of not less than one million ($1,000,000) combined single limit per accident for bodily injury or property damage liability.

     8. Customer shall bear the entire risk of loss, theft, destruction of or damage to any item of the Field Trial System from Customer's receipt of the Field Trial System at Customer's location until the Field Trial System is placed with a carrier for shipping to Corvis pursuant to the provisions of this Agreement, including, without limitation, while the Field Trial System is in Customer's possession or under its control, except to the extent such loss, theft, destruction or damage is caused by Corvis, its employees, contractors and/or agents.

     9. Should the Field Trial not be successfully completed (as described above) within 90 days after installation, turn-up and turn-over to Customer of the entire Field Trial System, either party may elect to terminate the Field Trial, the license granted hereunder and this Agreement upon written notice to the other party. In addition, either party may terminate the Field Trial, the license granted hereunder and this Agreement for cause upon nine (9) days' written notice (the "Notice Period") to the other if the other party (a)
                     -------------
materially breaches any term or condition of this Agreement and fails to cure such breach within the Notice Period, (b) ceases to do business as a going concern, or (c) becomes subject to any bankruptcy or insolvency proceedings. Promptly upon termination of the Field Trial, the license granted hereunder or this Agreement for any reason, Customer shall (y) allow Corvis access to Customer's location for the sole purpose of uninstalling and retrieving the Field Trial System (including the original and any copies of the Software), or,
(z) upon mutual agreement of the parties, or at the election of Corvis and at Customer's expense if Corvis terminates the Field Trial for cause Customer shall
(i) deinstall, pack and ship the Field Trial System to a U.S. location specified by Corvis, in the same condition (less ordinary wear and tear) provided to Customer, (ii) return to Corvis the original and all copies of the Software, in whole or in part, in any form including partial copies and modifications of the Software, and (iii) certify to

Corvis that it has complied with these requirements.

     Except as provided in clause (z) of this Paragraph 9, Corvis shall be obligated to retrieve the Field Trial System upon termination of this Agreement. If Corvis fails to retrieve the Field Trial System through no fault of Customer within five (5) weeks after termination, then Customer may de-install, pack and ship the Field Trial System to Corvis at Corvis' expense. If Customer fails to allow Corvis access to its location in order to retrieve the Field Trial System within seven (7) days after the termination of the Field Trial, the licensed granted hereunder or this Agreement, or if Customer is required to do so by mutual agreement of the parties or due to Corvis' termination for cause and Customer fails to return the Field Trial System to Corvis within five (5) weeks following its refusal to allow Corvis access or within five (5) weeks of the mutually agreed date or the effective date of termination for cause by Corvis, then Corvis may, at its option, take one or more of the following actions: (i) require Customer to pay to Corvis the Purchase Price; (ii) without breach of the peace, take possession of and remove the Field Trial System; or (iii) exercise any right or remedy that may be available to Corvis under applicable law. Each remedy shall be cumulative and in addition to any other remedy otherwise available to Corvis at law or in equity.

     In the event that Board Approval (as defined in the Procurement Agreement between the parties) is not granted within three (3) weeks of signature of the Procurement Agreement and the Procurement Agreement becomes null and void, then this Agreement shall be deemed terminated as if the Field Trial had not been successfully completed and all terms and conditions which apply in that instance shall be in effect (i.e. return of equipment and confidentiality).

     10. THE FIELD TRIAL SYSTEM IS PROVIDED "AS-IS" AND CORVIS HEREBY DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS WITH RESPECT TO THE FIELD TRIAL SYSTEM, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT.

     11. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WITH REGARD TO THE SOFTWARE, THE EQUIPMENT OR THIS AGREEMENT. SUCH DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PRESENT OR PROSPECTIVE PROFITS, EXPENDITURES, INVESTMENTS OR COMMITMENTS, WHETHER MADE IN THE ESTABLISHMENT, DEVELOPMENT OR MAINTENANCE OF BUSINESS REPUTATION OR GOODWILL, FOR LOSS OF DATA, COST OF SUBSTITUTE PRODUCTS, COST OF CAPITAL OR FOR ANY OTHER REASON WHATSOEVER.

     12.  EACH PARTY (THE "INDEMNIFYING PARTY") WILL DEFEND, INDEMNIFY AND HOLD
                           ------------------
THE OTHER PARTY (THE "INDEMNIFIED PARTY") HARMLESS, FROM AND AGAINST ANY AND ALL
                      -----------------
THIRD PARTY CLAIMS AND DEMANDS, AND RELATED LOSSES, DAMAGES, ORDERS, JUDGMENTS OR DECREES, FOR BODILY INJURY (INCLUDING DEATH) AND/OR DAMAGE TO TANGIBLE

PROPERTY TO THE EXTENT RESULTING DIRECTLY FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFYING PARTY, PROVIDED THAT THE FOREGOING INDEMNITY IS CONTINGENT UPON THE INDEMNIFIED PARTY (I) PROVIDING TO THE INDEMNIFYING PARTY PROMPT WRITTEN NOTICE OF SUCH THIRD PARTY CLAIMS, AND (II) PROVIDING THE INDEMNIFYING PARTY, AT THE INDEMNIFYING PARTY'S EXPENSE, WITH ALL REASONABLE ASSISTANCE AND COOPERATION REQUESTED BY THE INDEMNIFYING PARTY IN CONNECTION WITH THE DEFENSE AND SETTLEMENT OF SUCH CLAIM.

     13. Customer may not assign or sublicense its right to use the Field Trial System to another party other than to an affiliate. With respect to Customer, an affiliate shall be any entity it controls, it is controlled by or it is under common control with. Control shall mean majority ownership. Corvis may assign its rights under this Agreement. Any assignment in derogation of this Section shall be null and void.

     14. This Agreement will be construed in accordance with and governed by the law of the State of New York without regard to the conflict of law provisions of such state or any other jurisdiction.

     15. Each party will comply with all applicable federal, state and local laws and regulations, including, but not limited to, export control laws and regulations, with respect to the Field Trial System.

     16. Any provision of this Agreement, or any schedule, exhibit or rider hereto, may be amended only if such amendment is in writing and signed by all the parties hereto.

     17. Any waiver or delay in the exercise by either party of any of its rights under this Agreement will not be deemed to prejudice such party's right of termination or enforcement for any further, continuing or other breach by the other party.

     18. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

     19. Neither party will issue or release for publication any materials relating to the existence of this Agreement, the Field Trial System or any services to be performed pursuant to this Agreement without the prior written consent of the other party, which consent shall will not be unreasonably withheld.

     20. Whenever possible, each provision of this Agreement, as well as any exhibit hereto, will be interpreted in such manner as to be effective and valid under applicable law, order, code, rule or regulation, but if any provision of this Agreement, as well as any exhibit hereto, is held to be invalid, illegal or unenforceable in any respect under any applicable law, order, code, rule or regulation, such invalidity, illegality or unenforceability will not affect any other provision or exhibit of this Agreement, but this Agreement or exhibit will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or exhibit had never been contained herein or attached hereto.

     21. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same Agreement.

     22. Neither Corvis, its subcontractors, employees or agents will be deemed to be employees or agents of Customer, it being understood that Corvis, its subcontractors, employees or agents are independent contractors with respect to Customer for all purposes and at all times. This Agreement will not be construed as establishing a partnership or joint venture between Customer and Corvis.

     23. The terms and conditions of this Agreement supersede any pre-printed terms and conditions on any purchase order issued by Customer, both front and
back, unless otherwise agreed by the parties in writing.   Any pre-printed terms
or conditions on any purchase order, other than the ordering information required by this Agreement, shall will be of no force or effect whatsoever.

     24. This Agreement together with all Exhibits constitutes the entire Agreement between Customer and Corvis with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.



                         Corvis Corporation

                         By: /s/ David Huber
                             ------------------------------------------------
                         Title: President and CEO
                                ---------------------------------------------



                         Williams Communications, Inc.


                         By: /s/
                             ------------------------------------------------

                         Title: President and CEO
                                ---------------------------------------------

                                   EXHIBIT A

             FIELD TRIAL EQUIPMENT, SOFTWARE, AND SERVICES PRICING
             -----------------------------------------------------

[*], Terms to [*] Trial Pricing

The Corvis(TM) CorWave Field Trial system will be provided with the configuration described below.

CORVIS                                                                   Unit                         Extended
Product                            Equipment Description                 Price           Units         Price
---------------------------------------------------------------------------------------------------------------------
ONG160 [*]           Optical Network Gateway with support for up to      [*]              [*]            $[*]
                     [*] Gbps of capacity (any combination of
                     OC-48/192) Channels.  Includes ONG, Racks, TxRx
                     Shelves, NE Firmware, Power Supplies
---------------------------------------------------------------------------------------------------------------------
OADM160 [*]          Optical [*] Includes: Optical Amplifier, [*],       $[*]             [*]            $[*]
                     Racks, NE Firmware, Power Supplies
---------------------------------------------------------------------------------------------------------------------
OADM160/16[*]        Optical Add/Drop Mix with [*] capacity support up   $[*]             [*]            $[*]
                     to [*] Gbps of capacity (any combination of
                     OC-48/192. Includes: Optical Amplifier, OADM
                     Racks, TxRx Shelves NE Firmware, Power Supplies
---------------------------------------------------------------------------------------------------------------------
OA3200L  [*]         Optical Line Amplifier ([*]dB) Equipment            $[*]             [*]            $[*]
                     includes: Optical Amplifier, NE Firmware, Power
                     Supplies
---------------------------------------------------------------------------------------------------------------------
OA3200L [*]          Optical Line Amplifier ([*]dB) Equipment            $[*]             [*]            $[*]
                     includes: Optical Amplifier, NE Firmware, Power
                     Supplies
---------------------------------------------------------------------------------------------------------------------
CC-[*] Tx            CC-[*] Tx Modules with [*] reach interfaces per     $[*]             [*]            $[*]
                     module
---------------------------------------------------------------------------------------------------------------------
CC-[*] Rx            CC-[*] Rx Modules with [*] reach interfaces per     $[*]             [*]            $[*]
                     module
---------------------------------------------------------------------------------------------------------------------
                                                                          Extended Hardware Price        $[*]
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
ONGRTUs              Optical Network Gateway (ONG) Software Right to     $[*]             [*]            $[*]
                     Use License Fee
---------------------------------------------------------------------------------------------------------------------
OADM RTUs            OADM Software Right to Use License Fee              $[*]             [*]            $[*]
---------------------------------------------------------------------------------------------------------------------
OA3200 RTUs          Optical Amplifier Software Right to Use License     $[*]             [*]            $[*]
                     Fee
---------------------------------------------------------------------------------------------------------------------
NOC NMS              SUN SystemServer (E3500), X-Term Solstice           $[*]             [*]            $[*]
Hardware             BMserver, Solstice BM Run Time Fee (clients)
---------------------------------------------------------------------------------------------------------------------
NOC NMS              Corvis CorManager Wave Planner, Network Manager     $[*]             [*]            $[*]
Software             with Provisioning Surveillance, Inventory,
                     Software Configuration, Performance RTUs, OSS
                     Interface & Craft Interface
---------------------------------------------------------------------------------------------------------------------
Annual               Annual Maintenance Fee for Corvis CorWare NOC       $[*]             [*]            $[*]
Maintenance Fee      software
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
NOC NMS              Corvis CorManager Services: installation and        $[*]             [*]            $[*]
 Installation        system turn-up on CorManager Network Management
                     Software (NMS)
---------------------------------------------------------------------------------------------------------------------
System Turn-Up and   Corvis CorManager Services: system turn-up on       $[*]             [*]            $[*]
 Test                CorManager Network Elements.
---------------------------------------------------------------------------------------------------------------------
Total Extended Price                                                                                     $[*]
---------------------------------------------------------------------------------------------------------------------
[*] For Field Trial                                                                                      $[*]
---------------------------------------------------------------------------------------------------------------------
Field Trial Extended Price                                                                               $18,945,072
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT B

                           FIELD TRIAL CONFIGURATION
                           -------------------------

[*] to [*] Summary

The Corvis CorWave product is used to establish a Field Trial system that spans from [*] to[*]. The Field Trial system is configured in a linear add drop configuration, shown in the following figure. Optical Network Gateways (ONGs) are located in [*] and [*]. These ONGs are connected through [*] Optical Line Amplifiers (OLAs) and 3 Optical Add/Drop Multiplexers, located in [*] and [*]. The initial configuration supports [*] circuits.

Diagram of [*] to [*] field trial system overlayed on a map of the United
States]



Corvis will ship network elements to Customers" preferred U.S. destination: direct to site or Williams depots. Corvis will support the Customers' teams that conduct site surveys, fiber plant qualification and equipment installation. Corvis will provide equipment testing and system turn-up. Corvis is planning to provide the appropriate number of installation and testing teams to support the system and enable Customer to carry out the Field Trial Test Plan.

                                   EXHIBIT C

                             FIELD TRIAL TEST PLAN
                             ---------------------


The objective of this field trial is to install the Corvis CorWave System on the Williams Network and verify its functionality and interoperability. Once installed and tested, a final Field Trial Report document will be released and will specify the official results of our findings.

The field trial of the Corvis system will be conducted along a [*] to [*] route. The test configuration and schedule is provided in the "Corvis CorWave Field Trial Test and Deployment Plan Revision 7.0". The field trail will consist of, and be performed in accordance and conformity with, the "Corvis CorWave Field Trial Test and Deployment Plan Revision 7.0"; "Williams SONET EMS Functional Requirements Rev. 1.2 (25 Feb. 2000)"; "Corvis EMS Test Plan Rev. 1.2 ( 28 April 2000)"; and the corresponding "Corvis EMS Evaluation Summary" (collectively the "Test Plan").


                      Field Trial Equipment Configuration

The following lists the Corvis equipment to be deployed on the Williams Network:
OA - Optical Amplifiers, ONG - Optical Network Gateway and OADM - Optical Add/Drop Mux.

All equipment being deployed for field trial will first be shipped to the Williams Communications warehouse in [*]. Initial delivery of Corvis equipment is scheduled for delivery to [*] by [*].

                               Field Trial Tests

The following provides an outline of the Test Plan to be conducted on the Corvis System during the Field Trial. Additional test details are provided in the Test Plan. Select tests may be conducted in the Williams Lab, the Corvis Lab, and/or during one or all Phases of the Field Trial. Following system turn-up training of the Field Trial, tests will be conducted by Williams' engineers and technicians under Corvis & Williams supervision.

Test Sequence A - Basic Setup Tests

Power and Breaker Testing
Mechanical Keying
Verify Turn Up Procedure
Test power switching capabilities
Lamp Test
ECU Tests

Test Sequence B - Operation and Performance Testing

Signal accuracy and EMS monitoring
SONET transparency compliance
SDH interoperability/transparency
Bit Error Rate ("BER")
BER vs. OSNR
Wavelength modification
Wavelength and Power Stability
Network Interface Jitter
Receiver Verification
[*]
System Noise Tolerance
Loss of Signal Reporting
Pump Diode Failure
Transmitter/Receiver Module Failure
Orderwire Functionality
Alarm Signaling
Alarm Flooding
Hot swap module
Fiber cut safety
Trib Side Interoperability
[*] Pump Replacement
EMS-Load / Revert PMD Emulation
Dispersion Tolerance Limit
Gain Flattening
Passive Module Failure
EMI (Electo-Magnetic Interference)

[*] of OADM-HC
[*] Element communication
Node Connectivity with a single failure
Software communication / [*]
[*]
Ground Isolation
Vibration
Wavelength Add/Drop

Test Sequence C - EMS/NMS

1. Communication Interfaces Testing
        --- Inband and Out of Band Management testing
2. Human Interfaces Testing
        --- Craft/CLI/GUI testing
3. System Requirements Testing
        --- Server redundancy and synchronization testing.
        --- Remote upgrade/downgrade feature testing
4. Fault Management Testing:
        --- Alarm detection, reporting and logging capability of the NE/EMS
            Server testing.
5.  Configuration Management Testing
        --- Capability of the EMS to allow a user to configure and manage NEs.
6. Performance Management Testing:
        --- Recording and logging Performance Management Statistics
7. Security Testing
        --- Security features offered by the EMS
8. OSS Interfaces
        --- Conformance of OSS interfaces to Williams requirements.

                                   EXHIBIT D

                          ESTIMATED PROJECT SCHEDULE
                          ---------------------------

-------------------------------------------------------------------------------------
       Event                Date            Location              Objective
-------------------------------------------------------------------------------------
Begin Shipment of    April 10, 2000         CUSTOMER     Begin shipment of field
 Field Trial                                             trial network elements.
 Network Elements
-------------------------------------------------------------------------------------
Williams to          June 30, 2000          CUSTOMER     Complete installation field
 Complete                                                trial system.
 Installation
-------------------------------------------------------------------------------------
Complete Turn-up     July 5, 2000           CUSTOMER     Complete turn-up and system
 and System Test                                         test.
-------------------------------------------------------------------------------------
Acceptance Testing   Commencing July        CUSTOMER     Williams evaluation the
 by  Williams        11, 2000                            Corvis CorWave system.
-------------------------------------------------------------------------------------